                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                       FEDERATED DEPARTMENT STORES, INC.,

                             MILAN ACQUISITION CORP.

                                       AND

                        THE MAY DEPARTMENT STORES COMPANY

                          DATED AS OF FEBRUARY 27, 2005


                                TABLE OF CONTENTS

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                                                                                    PAGE
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
ARTICLE I        THE MERGER.......................................................    1

    Section 1.1       The Merger..................................................    1

    Section 1.2       Closing.....................................................    2

    Section 1.3       Effective Time..............................................    2

    Section 1.4       Effects of the Merger.......................................    2

    Section 1.5       Certificate of Incorporation and By-laws....................    2

    Section 1.6       Directors and Officers of the Surviving Corporation.........    2

    Section 1.7       Tax Consequences............................................    3

    Section 1.8       Adjustments to Preserve Tax Consequences....................    3

ARTICLE II       EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                 CONSTITUENT CORPORATIONS; SURRENDER OF
                 CERTIFICATES AND PAYMENT.........................................    3

    Section 2.1       Effect on Capital Stock.....................................    3

    Section 2.2       Exchange of Certificates....................................    4

    Section 2.3       Certain Adjustments.........................................    7

    Section 2.4       Dissenters' Rights..........................................    8

    Section 2.5       Further Assurances..........................................    8

    Section 2.6       Withholding Rights..........................................    8

ARTICLE III      REPRESENTATIONS AND WARRANTIES...................................    9

    Section 3.1       Organization, Standing and Corporate Power..................    9

    Section 3.2       Subsidiaries................................................    9

    Section 3.3       Capital Structure...........................................   10

    Section 3.4       Authority...................................................   11

    Section 3.5       Non-Contravention; Consents and Approvals...................   12

    Section 3.6       SEC Reports and Financial Statements........................   13

    Section 3.7       Information Supplied........................................   13

    Section 3.8       Absence of Certain Changes or Events........................   14

    Section 3.9       Compliance with Applicable Laws.............................   14

    Section 3.10      Employee Benefit Plans......................................   14

    Section 3.11      Taxes.......................................................   16

    Section 3.12      Environmental Matters.......................................   17

                                TABLE OF CONTENTS
                                   (continued)

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    Section 3.13      Voting Requirements.........................................   19

    Section 3.14      State Takeover Statutes.....................................   19

    Section 3.15      Opinion of Financial Advisors...............................   19

    Section 3.16      Brokers.....................................................   20

    Section 3.17      The Company Rights Agreement................................   20

    Section 3.18      Financing...................................................   20

    Section 3.19      Merger Sub..................................................   20

ARTICLE IV       COVENANTS RELATING TO CONDUCT OF BUSINESS........................   20

    Section 4.1       Conduct of Business.........................................   20

    Section 4.2       No Solicitation by the Company..............................   25

ARTICLE V        ADDITIONAL AGREEMENTS............................................   28

    Section 5.1       Preparation of the Form S-4 and the Joint Proxy Statement;
                      Stockholders Meetings.......................................   28

    Section 5.2       Letters of the Company's Accountants........................   30

    Section 5.3       Letters of Parent's Accountants.............................   30

    Section 5.4       Access to Information; Confidentiality......................   30

    Section 5.5       Reasonable Best Efforts.....................................   30

    Section 5.6       Company Stock Options; Stock Plans..........................   32

    Section 5.7       Indemnification.............................................   34

    Section 5.8       Public Announcements........................................   35

    Section 5.9       Affiliates..................................................   35

    Section 5.10      NYSE Listing................................................   35

    Section 5.11      Stockholder Litigation......................................   36

    Section 5.12      Tax Treatment...............................................   36

    Section 5.13      Section 16(b)...............................................   36

    Section 5.14      Employee Benefit Matters....................................   36

    Section 5.15      Parent Board................................................   38

    Section 5.16      Dividends...................................................   38

    Section 5.17      St. Louis Operations and Community Involvement..............   38

ARTICLE VI       CONDITIONS PRECEDENT.............................................   38

    Section 6.1       Conditions to Each Party's Obligation to Effect the Merger..   38

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                                TABLE OF CONTENTS
                                   (continued)

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                                                                                    ----
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    Section 6.2       Conditions to Obligations of Parent and Merger Sub..........   39

    Section 6.3       Conditions to Obligations of the Company....................   40

    Section 6.4       Frustration of Closing Conditions...........................   40

ARTICLE VII      TERMINATION......................................................   40

    Section 7.1       Termination.................................................   40

    Section 7.2       Effect of Termination.......................................   42

    Section 7.3       Fees and Expenses...........................................   42

ARTICLE VIII     GENERAL PROVISIONS...............................................   43

    Section 8.1       Nonsurvival of Representations and Warranties...............   43

    Section 8.2       Notices.....................................................   43

    Section 8.3       Interpretation..............................................   44

    Section 8.4       Counterparts................................................   46

    Section 8.5       Entire Agreement; No Third-Party Beneficiaries..............   46

    Section 8.6       Governing Law...............................................   47

    Section 8.7       Assignment..................................................   47

    Section 8.8       Consent to Jurisdiction; Waiver of Jury Trial...............   47

    Section 8.9       Specific Enforcement........................................   47

    Section 8.10      Amendment...................................................   48

    Section 8.11      Extension; Waiver...........................................   48

    Section 8.12      Severability................................................   48

                                    EXHIBITS

EXHIBIT A       FORM OF COMPANY AFFILIATE LETTER.........................   A-1

                             TABLE OF DEFINED TERMS

TERM                                                                                PAGE
----                                                                                ----
"ENVIRONMENTAL CONDITION".........................................................   20
"knowledge".......................................................................   47
"MATERIAL.........................................................................   48
"material adverse effect".........................................................   48
"PARENT ADVERSE RECOMMENDATION CHANGE"............................................   30
"PARENT STOCK OPTIONS"............................................................   12
"PARENT STOCK PLANS"..............................................................   12
"PARENT TAKEOVER PROPOSAL"........................................................   31
"PCBS"............................................................................   20
1992 EEIP.........................................................................   11
1995 EEIP.........................................................................   11
ADJUSTED OPTION...................................................................   34
ADJUSTMENT EVENT..................................................................    8
AFFILIATE.........................................................................   47
AGREEMENT.........................................................................    1
ANTITRUST DIVISION................................................................   32
ANTITRUST FILINGS.................................................................   32
AVERAGE CLOSING PRICE.............................................................    7
BENEFIT PLANS.....................................................................   16
BENEFITS MAINTENANCE PERIOD.......................................................   38
BUSINESS DAY......................................................................    2
CASH CONSIDERATION................................................................    4
CERTIFICATE OF MERGER.............................................................    2
CLOSING...........................................................................    2
CLOSING DATE......................................................................    2
CODE..............................................................................    1
COMPANY...........................................................................    1
COMPANY ADVERSE RECOMMENDATION CHANGE.............................................   27
COMPANY CERTIFICATE...............................................................    4
COMPANY COMMON STOCK..............................................................    1
COMPANY DISCLOSURE LETTER.........................................................    9
COMPANY EMPLOYEES.................................................................   38
COMPANY REPRESENTATIVES...........................................................   26
COMPANY RIGHTS....................................................................   11
COMPANY RIGHTS AGREEMENT..........................................................   11
COMPANY STOCK OPTIONS.............................................................   11
COMPANY STOCK PLANS...............................................................   11

TERM                                                                                 PAGE
----                                                                                 ----
COMPANY STOCKHOLDER APPROVAL......................................................      20
COMPANY STOCKHOLDERS MEETING......................................................      30
COMPANY SUBSIDIARY................................................................      22
COMPANY TAKEOVER PROPOSAL.........................................................      27
CONFIDENTIALITY AGREEMENT.........................................................      31
DCP...............................................................................      11
DGCL..............................................................................       1
DIRECTORS DCP.....................................................................      11
DISSENTING SHARES.................................................................       8
DISSENTING STOCKHOLDER............................................................       8
EDCP..............................................................................      11
EFFECTIVE TIME....................................................................       2
ENVIRONMENT.......................................................................      19
ENVIRONMENTAL CLAIM...............................................................      19
ENVIRONMENTAL LAWS................................................................      19
ENVIRONMENTAL PERMIT..............................................................      20
ERISA.............................................................................      15
ESOP PREFERENCE SHARES............................................................      11
EXCHANGE ACT......................................................................      13
EXCHANGE AGENT....................................................................       5
EXCHANGE FUND.....................................................................       5
EXPENSES..........................................................................      44
FOREIGN PLAN......................................................................      16
FORM S-4..........................................................................      14
FTC...............................................................................      32
GAAP..............................................................................      14
GOVERNMENTAL ENTITY...............................................................      13
HAZARDOUS SUBSTANCE...............................................................      19
HSR ACT...........................................................................      14
HSR FILING........................................................................      32
IBP...............................................................................      11
INDEMNIFIED PARTIES...............................................................      36
JOINT PROXY STATEMENT.............................................................      13
JUNIOR PREFERENCE SHARES..........................................................      11
LAW...............................................................................      47
LEASES............................................................................      47
LIENS.............................................................................      47
MAXIMUM PREMIUM...................................................................      36
MERGER............................................................................       1
MERGER CONSIDERATION..............................................................       4
MERGER SUB........................................................................       1
MULTIEMPLOYER PLAN................................................................      15
NOTICE OF ADVERSE RECOMMENDATION..................................................   28,30
OUTSIDE DATE......................................................................      43
PARENT............................................................................       1
PARENT COMMON STOCK...............................................................       1

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
TERM                                                                                  PAGE
----                                                                                  ----
PARENT DISCLOSURE LETTER..........................................................       9
PARENT STOCKHOLDER APPROVAL.......................................................      20
PARENT STOCKHOLDERS MEETING.......................................................      30
PERMITS...........................................................................      15
PERMITTED LIENS...................................................................      48
PERSON............................................................................      48
PRIOR PLAN........................................................................      39
RELEASE...........................................................................      20
REPRESENTING PARTY................................................................    9,48
REPRESENTING PARTY DISCLOSURE LETTER..............................................       9
REPRESENTING PARTY ENTITIES.......................................................      10
REPRESENTING PARTY SUBSIDIARIES...................................................      10
SEC...............................................................................      13
SEC DOCUMENTS.....................................................................      14
SECURITIES ACT....................................................................      14
SERIES A PREFERRED STOCK..........................................................      11
SERP..............................................................................      11
SIP...............................................................................      11
STOCK CONSIDERATION...............................................................     3,4
SUBSIDIARY........................................................................      48
SUCCESSOR PLAN....................................................................      39
SUPERIOR PROPOSAL.................................................................      27
SURVIVING CORPORATION.............................................................       2
TAKEOVER STATUTE..................................................................      20
TAX CERTIFICATES..................................................................      34
TAX RETURN........................................................................      18
TAXES.............................................................................      18
TERMINATION FEE...................................................................      45
TRANSFEREE........................................................................       5

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of February 27, 2005, by and among Federated Department Stores, Inc., a Delaware corporation ("PARENT"), Milan Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("MERGER SUB"), and The May Department Stores Company, a Delaware corporation (the "COMPANY").

                                   WITNESSETH:

            WHEREAS, the respective Boards of Directors of the Company and Parent have each determined that a business combination between Parent and the Company is in the best interests of their respective companies and stockholders and accordingly have agreed to effect the merger of the Company with and into Merger Sub (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), whereby the separate corporate existence of the Company shall cease and each issued and outstanding share of common stock, par value $0.50 per share, of the Company (together with any associated Company Rights (as defined below), "COMPANY COMMON STOCK"), other than Dissenting Shares and any shares of Company Common Stock owned by Parent or any direct or indirect subsidiary of Parent or held in the treasury of the Company, will be converted into the right to receive shares of common stock, par value $0.01 per share, of Parent ("PARENT COMMON STOCK") and cash as provided in Section 2.1;

            WHEREAS, the Board of Directors of each of the Company, Parent and Merger Sub has determined that the Merger is advisable and fair to and in the best interests of their respective companies and stockholders;

            WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

            WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

            NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

            Section 1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, the Company will be merged with and into

Merger Sub at the Effective Time and the separate corporate existence of the Company will thereupon cease. Following the Effective Time, Merger Sub will be the surviving corporation (the "SURVIVING CORPORATION").

            Section 1.2 Closing. The closing of the Merger (the "CLOSING") will take place at a time and on a date to be specified by the parties, which is to be no later than the second Business Day after satisfaction or waiver (to the extent permitted by applicable Law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the fulfillment or (to the extent permitted by applicable Law) waiver of those conditions) set forth in Article VI, unless another time or date is agreed to by the parties to this Agreement. The Closing will be held at the offices of Jones Day, 222 East 41st Street, New York, New York 10017, or such other location to which the parties to this Agreement agree in writing. The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE." "BUSINESS DAY" means any day other than Saturday, Sunday or any day on which banking and savings and loan institutions are authorized or required by Law to be closed.

            Section 1.3 Effective Time. On the terms and subject to the conditions set forth in this Agreement, (i) as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the "CERTIFICATE OF MERGER") in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and the terms of this Agreement and (ii) as soon as practicable on or after the Closing Date, the parties shall make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware on the Closing Date, or at such subsequent date or time as the Company, Parent and Merger Sub agree and specify in the Certificate of Merger (the date and time the Merger becomes effective is hereinafter referred to as the "EFFECTIVE TIME").

            Section 1.4 Effects of the Merger. The Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub will be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

            Section 1.5 Certificate of Incorporation and By-laws. The certificate of incorporation and by-laws of Merger Sub as in effect immediately before the Effective Time will be the certificate of incorporation and by-laws, respectively, of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law, except that Article I of the certificate of incorporation of the Surviving Corporation shall state "The name of the corporation is The May Department Stores Company."

            Section 1.6 Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            Section 1.7 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of
Section 368(a) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 354 and 361 of the Code and Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations, and for all relevant tax purposes.

            Section 1.8 Adjustments to Preserve Tax Consequences.

            (a) If the value of the Stock Consideration on the Closing Date declines to a level that prevents the satisfaction of the condition expressed in either or both of Section 6.2(d) and Section 6.3(d), then Parent shall have the option, exercisable in its sole discretion, to increase the number of shares (or fraction of a number of shares) of Parent Common Stock comprising the Stock Consideration such that the conditions expressed in both Section 6.2(d) and
Section 6.3(d) are satisfied. If Parent exercises the option provided in this
Section 1.8(a), then for all purposes in this Agreement the term "STOCK CONSIDERATION" shall mean the number (or fraction of a number) of fully paid, nonassessable shares of Parent Common Stock as so increased.

            (b) If Parent declines or fails to exercise the option provided in
Section 1.8(a) within three Business Days of the putative Closing Date, the Company shall have the option to require that the Company and not Merger Sub be the Surviving Corporation in the Merger for all purposes in this Agreement and that the Cash Consideration be increased by $1.00 per share of Company Common Stock. In such event, all parties to this Agreement shall be deemed to have waived the conditions expressed in Section 6.2(d) and Section 6.3(d). If the Company exercises the option provided in this Section 1.8(b), then for all purposes in this Agreement:

                  (i) the Merger shall be the merger of Merger Sub with and into the Company;

                  (ii) the Company will be the Surviving Corporation; and

                  (iii) the Cash Consideration shall be $18.75.

                                   ARTICLE II

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
              CORPORATIONS; SURRENDER OF CERTIFICATES AND PAYMENT

            Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company, Parent or Merger Sub:

            (a) Merger Sub's Common Stock. Each share of Merger Sub's common stock, par value $0.01 per share, outstanding immediately prior to the Effective Time will be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

            (b) Cancellation of Treasury Stock and Parent Owned Stock. Each share of Company Common Stock that is owned by the Company, Parent or any direct or indirect majority owned subsidiary of the Company or Parent immediately prior to the Effective Time will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

            (c) Conversion of Company Common Stock. Subject to Section 2.2(e), each issued and outstanding share of Company Common Stock, other than shares of Company Common Stock to be canceled in accordance with Section 2.1(b) and Dissenting Shares, will be converted into the right to receive (i) $17.75 in cash (the "CASH CONSIDERATION") without interest and (ii) 0.3115 fully paid, nonassessable shares of Parent Common Stock (the "STOCK CONSIDERATION" and, together with the Cash Consideration, the "MERGER CONSIDERATION").

            (d) ESOP Preference Shares. Each issued and outstanding ESOP Preference Share will be converted into the Merger Consideration on an as converted basis in the same manner as shares of Company Common Stock under
Section 2.1(c). The Company shall use its reasonable best efforts to comply with the terms of the Certificate of Designation, Preferences and Rights governing the ESOP Preference Shares in order to effect the foregoing.

            (e) Cancellation of Shares of Company Common Stock. As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and will automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any shares of Company Common Stock (a "COMPANY CERTIFICATE") shall cease to have any rights with respect thereto, except either (i) the rights of Dissenting Shares contemplated in Section 2.4 or (ii) the right to receive the Merger Consideration, certain dividends or other distributions, if any, and cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such Company Certificate, in each case, in accordance with this Article II, without interest.

            Section 2.2 Exchange of Certificates.

            (a) Exchange Agent. As soon as practicable following the date of this Agreement and in any event not less than 15 Business Days prior to the Closing Date, Parent will designate a national bank or trust company reasonably satisfactory to the Company to act as agent of Parent for purposes of, among other things, mailing and receiving transmittal letters and distributing the Merger Consideration to the Company stockholders (the "EXCHANGE AGENT"). The Exchange Agent shall also act as the agent for the Company's stockholders for the purpose of receiving and holding their Company Certificates and shall obtain no rights or interests in the shares represented by such Company Certificates. As of the Effective Time, Parent and the Exchange Agent shall enter into an agreement which will provide that Parent shall have deposited with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, cash and certificates representing the shares of Parent Common Stock (such cash and such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payable in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "EXCHANGE

FUND") issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock.

            (b) Exchange Procedures.

                  (i) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a Company Certificate whose shares of Company Common Stock were converted into the right to receive the Merger Consideration (A) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Company Certificates will pass, only upon proper delivery of the Company Certificates to the Exchange Agent and will be in such form and have such other provisions as Parent may specify consistent with this Agreement) and (B) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration.

                  (ii) After the Effective Time, upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with the letter of transmittal contemplated in Section 2.2(b)(i), duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Company Certificate will be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions, if any, in accordance with Section 2.2(c) and cash in lieu of any fractional share of Parent Common Stock in accordance with Section 2.2(e), and the Company Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that are not registered in the transfer records of the Company, payment may be issued to a person other than the person in whose name the Company Certificate so surrendered is registered (the "TRANSFEREE"), if such Company Certificate is properly endorsed or otherwise in proper form for transfer and the Transferee pays any transfer or other Taxes required by reason of such payment to a person other than the registered holder of such Company Certificate or establishes to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Company Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Company Certificate pursuant to the provisions of this Article II, certain dividends or other distributions, if any, in accordance with
      Section 2.2(c) and cash in lieu of any fractional share of Parent Common Stock in accordance with Section 2.2(e). No interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this Article II.

            (c) Dividends; Other Distributions. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares will be paid to any such holder pursuant to Section 2.2(e), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock will be paid by Parent to the Exchange Agent and will be included in the Exchange Fund, in each case until the surrender of such Company

Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar Laws, following surrender of any such Company Certificate in accordance herewith, there will be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

            (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued and all Cash Consideration paid upon the surrender for exchange of Company Certificates in accordance with the terms of this
Article II (including any cash paid pursuant to Section 2.2(c) and Section 2.2(e)) will be deemed to have been issued or paid, as the case may be, in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Company Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions, in each case with a record date (i) prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or (ii) prior to the date of this Agreement and in each case which remain unpaid at the Effective Time, and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to Parent, the Surviving Corporation or the Exchange Agent for any reason, they will be canceled and exchanged as provided in this Article II.

            (e) No Fractional Shares.

                  (i) No certificates or scrip representing fractional shares of Parent Common Stock will be issued upon the surrender for exchange of Company Certificates, no dividend or distribution of Parent will relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                  (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Merger who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) shall receive, in lieu thereof, an amount in cash (without interest), rounded to the nearest cent, equal to the product obtained by multiplying (A) the fractional share interest to which such former holder would otherwise be entitled by
      (B) the average of the closing prices for a share of Parent Common Stock as reported on the NYSE Composite Transactions Reports (as reported in the Wall Street Journal, or, if not reported thereby, any other authoritative source) for the ten trading days prior to, but not including, the Closing Date (the "AVERAGE CLOSING PRICE").

                  (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Certificates formerly representing shares of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Company Certificates formerly representing shares of Company Common Stock subject to and in accordance with the terms of Section 2.2(c).

            (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Company Certificates for six months after the Effective Time will be delivered to Parent, upon demand, and any holders of Company Certificates who have not theretofore complied with this
Article II may thereafter look only to Parent for payment of their claim for Stock Consideration, Cash Consideration and any dividends or distributions, if any, with respect to Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock.

            (g) No Liability. None of Parent, the Surviving Corporation or the Exchange Agent will be liable to any person in respect of any shares of Parent Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Parent Common Stock or any cash from the Exchange Fund, in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

            (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent in direct obligations of the U.S. Treasury, on a daily basis. Any interest and other income resulting from such investments will be paid to Parent. If for any reason (including losses) the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made in cash by the Exchange Agent hereunder, Parent shall promptly deposit cash into the Exchange Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations.

            (i) Lost Certificates. If any Company Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, as the case may be, the posting by such person of a bond in such reasonable amount as Parent or the Surviving Corporation, as the case may be, may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Company Certificate, the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case, due to such person pursuant to this Agreement.

            Section 2.3 Certain Adjustments. If, after the date of this Agreement and at or prior to the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock are changed into a different number of shares by reason of any reclassification, recapitalization, split-up, stock split, subdivision, combination or exchange of shares or readjustment, or any dividend payable in stock or other securities is declared thereon or rights issued in respect thereof with a record date within such period, or any similar event occurs (any such action, an "ADJUSTMENT EVENT"), the Merger Consideration will be proportionately and appropriately adjusted to reflect such Adjustment Event.

            Section 2.4 Dissenters' Rights. Shares of Company Common Stock that have not been voted for adoption of this Agreement and with respect to which appraisal has been properly demanded in accordance with Section 262 of the DGCL ("DISSENTING SHARES") will not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such shares (a "DISSENTING STOCKHOLDER") withdraws such demand for such appraisal (in accordance with Section 262(k) of the DGCL) or becomes ineligible for such appraisal. If a holder of Dissenting Shares withdraws such demand for appraisal (in accordance with Section 262(k) of the DGCL) or becomes ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, each of such holder's Dissenting Shares will cease to be a Dissenting Share and will be converted as of the Effective Time into and represent the right to receive the Merger Consideration, without interest thereon. The Company shall give Parent prompt notice of any demands for appraisal, attempted withdrawals of such demands and any other instruments received by the Company relating to stockholders' rights of appraisal, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands except as required by applicable Law. The Company shall not, except with prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, unless and to the extent required to do so under applicable Law. Only the Company shall be entitled to make any payment with respect to any demands for appraisal of Dissenting Shares, and Parent shall not reimburse the Company, directly or indirectly, for any such payment made by the Company.

            Section 2.5 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

            Section 2.6 Withholding Rights. The Surviving Corporation, Parent or the Exchange Agent, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any person such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such amounts withheld shall be treated for purposes of this Agreement as having been paid to such person in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            Except as set forth in the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE LETTER"), and except as set forth in the Company's SEC Documents filed prior to the date of this Agreement, the Company hereby represents and warrants to Parent and Merger Sub, and, except as set forth in the disclosure letter delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE LETTER"), and except as set forth in Parent's SEC Documents filed prior to the date of this Agreement, each of Parent and Merger Sub hereby represents and warrants to the Company, in each case, as set forth in this Article III, with the party making such representations and warranties being referred to as the "REPRESENTING PARTY" and such Representing Party's Disclosure Letter as the "REPRESENTING PARTY DISCLOSURE LETTER." Notwithstanding the foregoing, any representation or warranty which expressly refers to the Company, Parent or Merger Sub is being made solely by the Company, Parent or Merger Sub, as the case may be.

            Section 3.1 Organization, Standing and Corporate Power. The Representing Party and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for such failures of such organization, existence, good standing and power which would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the Representing Party. The Representing Party and each of its subsidiaries is duly qualified or licensed to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the Representing Party. The Representing Party has made available to the other Representing Party prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, each as amended to the date of this Agreement.

            Section 3.2 Subsidiaries. All outstanding shares of capital stock of, or other equity interests in, each subsidiary of the Representing Party (collectively, the "REPRESENTING PARTY SUBSIDIARIES" and, together with the Representing Party, the "REPRESENTING PARTY ENTITIES") (i) have been validly issued and are fully paid and nonassessable and (ii) are free and clear of all Liens other than Permitted Liens. All outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Representing Party Subsidiaries are beneficially owned, directly or indirectly, by the Representing Party. The Representing Party does not, directly or indirectly, own more than 20% but less than 100% of the capital stock or other equity interest in any person.

            Section 3.3 Capital Structure.

            (a) The Company represents and warrants that the authorized capital stock of the Company consists entirely of (i) 1,000,000,000 shares of Company Common Stock and (ii) 25,000,000 shares of preference stock, par value $0.50 per share, of the Company, of which (A) 1,000,000 shares have been designated as Junior Participating Preference Shares, par value $0.50 per share (the "JUNIOR PREFERENCE SHARES"), and (B) 800,000 shares have been designated ESOP Preference Shares, par value $0.50 per share (the "ESOP PREFERENCE SHARES"). Each share of Company Common Stock carries with it an associated share purchase right issued pursuant to the Amended and Restated Rights Agreement between the Company and The Bank of New York, as rights agent, dated as of August 31, 2004 (as amended from time to time, the "COMPANY RIGHTS AGREEMENT"), which entitles the holder thereof to purchase, on the occurrence of certain events, Junior Preference Shares (the "COMPANY RIGHTS"). At the close of business on February 25, 2005:
(i) 293,834,196 shares of Company Common Stock were issued and outstanding (including 1,550,298 shares of restricted stock); (ii) 26,621,298 shares of Company Common Stock were held by the Company in its treasury; (iii) 1,000,000 Junior Preference Shares were reserved for issuance in connection with the Company Rights; (iv) 26,559,937 shares of Company Common Stock were subject to issued and outstanding options to purchase Company Common Stock granted under the Company's 1994 Stock Incentive Plan, as amended (the "SIP"); (v) 2,199,589 shares of Company Common Stock were subject to issuance under the Company's Deferred Compensation Plan (the "DCP"); (vi) 171,285 shares of Company Common Stock were subject to issuance under the Company's Deferred Compensation Plan for Non-Management Directors (the "DIRECTORS DCP" and, together with the SIP and the DCP, the "COMPANY STOCK PLANS" and, such stock options collectively, the "COMPANY STOCK OPTIONS"); and (vii) 415,451 ESOP Preference Shares were issued and outstanding. All outstanding shares of capital stock of the Company are, and all shares that may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of preemptive rights.

            (b) Parent and Merger Sub represent and warrant that the authorized capital stock of Parent consists entirely of (i) 500,000,000 shares of Parent Common Stock and (ii) 125,000,000 shares of preferred stock, par value $0.01 per share, of Parent, of which 5,000,000 shares have been designated as Series A Junior Participating Preferred Stock, par value $0.01 per share (the "SERIES A PREFERRED STOCK"). At the close of business on February 25, 2005: (i) 167,417,349 shares of Parent Common Stock were issued and outstanding (including 272,278 shares of restricted stock); (ii) 31,242,770 shares of Parent Common Stock were held by Parent in its treasury; (iii) no shares of Parent Common Stock were subject to issued and outstanding Parent Series D Warrants; and (iv) 19,585,374 shares of Parent Common Stock were subject to issued and outstanding options to purchase Parent Common Stock granted under Parent's 1992 Executive Equity Incentive Plan (the "1992 EEIP"), Parent's 1995 Executive Equity Incentive Plan, as amended (the "1995 EEIP"), Parent's 1992 Incentive Bonus Plan, as amended (the "IBP"), Parent's Supplementary Executive Retirement Plan, as amended (the "SERP"), and Parent's Executive Deferred Compensation Plan, as amended (the "EDCP" and, together with the 1992 EEIP, the 1995 EEIP, the IBP and the SERP, the "PARENT STOCK PLANS") (collectively, the "PARENT STOCK OPTIONS"). All outstanding shares of capital stock of Parent are, and all shares that may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of preemptive rights.

            (c) Except as set forth in Section 3.3(a) or 3.3(b), as the case may be, as of February 25, 2005, (1) there are not issued, reserved for issuance or outstanding (i) any shares of capital stock or other voting securities of the Representing Party, (ii) any securities convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Representing Party, or (iii) any warrants, calls, options or other rights to acquire from the Representing Party or any Representing Party Subsidiary any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Representing Party or any Representing Party Subsidiary and (2) there are no outstanding obligations of the Representing Party or any Representing Party Subsidiary to (i) issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Representing Party or any Representing Party Subsidiary or (ii) repurchase, redeem or otherwise acquire any such securities.

            Section 3.4 Authority.

            (a) The Company represents and warrants that it has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar Laws generally affecting the rights of creditors and subject to general equity principles. The Board of Directors of the Company has (i) duly and validly approved this Agreement, (ii) determined that the transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders and
(iii) resolved to recommend to such stockholders that they vote in favor of the Merger.

            (b) Parent and Merger Sub represent and warrant that each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and, subject to the Parent Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, respectively, subject, in the case of the Merger, to receipt of the Parent Stockholder Approval. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar Laws generally affecting the rights of creditors and subject to general equity principles. The Board of Directors of Parent has (i) duly and validly approved this Agreement, (ii) determined that the transactions contemplated by this Agreement are advisable and in the best interests of Parent and its stockholders and (iii) resolved to recommend to such stockholders that they vote in favor of the issuance of Parent Common Stock pursuant to this Agreement.

            Section 3.5 Non-Contravention; Consents and Approvals.

            (a) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with the certificate of incorporation or by-laws (or comparable organizational documents) of any of the Representing Party Entities, (ii) except in connection with the Leases, result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or right of a third party or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of any of the Representing Party Entities under, any loan or credit agreement, note, bond, mortgage, indenture or other agreement, instrument, permit, concession, franchise, license or other authorization applicable to any of the Representing Party Entities or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in Section 3.5(b), conflict with or violate any judgment, order, decree or Law applicable to any of the Representing Party Entities or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Representing Party and that would not prevent or materially delay consummation of the Merger.

            (b) No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state or local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental United States or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a "GOVERNMENTAL ENTITY") or any third party is required by the Representing Party in connection with the execution and delivery of this Agreement by the Representing Party or the consummation by the Representing Party of the transactions contemplated hereby, except for: (i) the filing with the Securities and Exchange Commission (the "SEC") of (A) a joint proxy statement relating to the Company Stockholders Meeting and the Parent Stockholders Meeting (such proxy statement, as amended or supplemented from time to time, the "JOINT PROXY STATEMENT") and, in the case of Parent and Merger Sub, the Form S-4 and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) or such other applicable sections of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware;
(iii) the filing of a premerger notification and report form by the Representing Party under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"); (iv) notifications to the NYSE and, in the case of Parent, filings with and approvals of the NYSE to permit the shares of Parent Common Stock that are to be issued in the Merger to be listed on the NYSE; and (v) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Representing Party and that would not prevent or materially delay consummation of the Merger.

            Section 3.6 SEC Reports and Financial Statements.

            (a) The Representing Party has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act with the SEC since January 31, 2003 (as such reports, schedules, forms, statements and documents have been amended since the time of their filing, collectively, the "SEC DOCUMENTS"). As of their respective dates, or if amended prior to the date of this Agreement, as of the date of the last such amendment, the Representing Party's SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the Representing Party's SEC Documents when filed, or as so amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) The consolidated financial statements of the Representing Party included in its SEC Documents comply as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Representing Party and its consolidated subsidiaries as of the dates thereof and the consolidated statements of income, cash flows and stockholders' equity for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). No Representing Party Subsidiary is required to make any filings with the SEC.

            Section 3.7 Information Supplied. None of the information supplied or to be supplied by the Representing Party specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "FORM S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to the Company's stockholders and Parent's stockholders or at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Representing Party with respect to statements made or incorporated by reference therein based on information supplied by the other party specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

            Section 3.8 Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since January 31, 2004, (i) each of the Representing Party Entities has conducted its respective operations only in the ordinary course consistent with past practice and (ii) there has not been a material adverse change in the Representing Party.

            Section 3.9 Compliance with Applicable Laws.

            (a) The operations of the Representing Party Entities have not been and are not being conducted in violation of any Law (including the Sarbanes-Oxley Act of 2002, including Section 404 thereof, and the USA PATRIOT Act of 2001) or any Permit necessary for the conduct of their respective businesses as currently conducted, except where any such violations, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Representing Party.

            (b) The Representing Party Entities hold all licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Entities or other persons ("PERMITS") necessary for the conduct of their respective businesses as currently conducted, except where the failure to hold such Permits, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Representing Party.

            Section 3.10 Employee Benefit Plans.

            (a) The Representing Party has made available to the other Representing Party a true and complete list of (i) each material United States bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, employment, consulting, disability, death benefit, hospitalization, medical insurance, life insurance, welfare, severance or other employee benefit plan, agreement, arrangement or understanding maintained by the Representing Party or any Representing Party Subsidiary or to which the Representing Party or any Representing Party Subsidiary contributes or is obligated to contribute or with respect to which the Representing Party or any Representing Party Subsidiary has any liability, including each multiemployer plan (as defined in Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "MULTIEMPLOYER PLAN") and (ii) each change of control agreement providing benefits to any current or former employee, officer or director of the Representing Party or any Representing Party Subsidiary, to which the Representing Party or any Representing Party Subsidiary is a party or by which the Representing Party or any Representing Party Subsidiary is bound (collectively, the "BENEFIT PLANS"). For purposes of this Agreement, the term "FOREIGN PLAN" refers to each plan, agreement, arrangement or understanding that is subject to or governed by the Laws of any jurisdiction other than the United States other than any such plan, the establishment or maintenance of which is mandated by applicable Law, and that would have been treated as a Benefit Plan had it been a United States plan, agreement, arrangement or understanding. The Representing Party has made available or shall, as soon as practicable after the date of this Agreement, make available to the other Representing Party a true and correct list of the Foreign Plans. With respect to each Benefit Plan and Foreign Plan, no event has occurred and there exists no condition or set of circumstances in connection with which the Representing

Party or any Representing Party Subsidiary would reasonably be expected to be subject to any liability that, individually or in the aggregate, would reasonably be expected to have or result in a material adverse effect on the Representing Party.

            (b) Each Benefit Plan (other than a Multiemployer Plan) is in compliance with, and has been administered in accordance with, its terms, all applicable Laws, including ERISA and the Code, and the terms of all applicable collective bargaining agreements, except for any failures so to administer any Benefit Plan that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Representing Party. Each Benefit Plan (other than a Multiemployer Plan) that is intended to be qualified under Section 401(a), 401(k) or 4975(e)(7) of the Code has received a favorable determination letter from the IRS as to its qualified status and, to the knowledge of the Representing Party, no fact or event has occurred which is reasonably likely to affect adversely the qualified status of any such Benefit Plan or the exempt status of any related trust, except for any occurrence that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Representing Party. All trusts providing funding for Benefit Plans that are intended to comply with Section 501(c)(9) of the Code are exempt from federal income taxation and, together with any other welfare benefit funds (as defined in Section 419(e)(1) of the Code) maintained in connection with any of the Benefit Plans, have been operated and administered in compliance with all applicable requirements, except where a failure to comply with such requirements would not reasonably be expected to have or result in a material adverse effect on the Representing Party. Each Foreign Plan is in compliance with, and has been administered in accordance with, its terms and applicable Laws, except for any failures so to administer any Foreign Plan that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Representing Party.

            (c) No Benefit Plan (other than a Multiemployer Plan) provides medical or life insurance benefits (whether or not insured) with respect to current or former employees or officers or directors after retirement or other termination of service, other than any such coverage required by Law, and, except as provided in the Benefit Plans, the Representing Party and the Representing Party Subsidiaries have reserved all rights necessary to amend or terminate each of the Benefit Plans without the consent of any other person.

            (d) Except as provided in the Benefit Plans, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, entitle any current or former employee, officer or director of the Representing Party or the Representing Party Subsidiaries to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement.

            (e) Neither the Representing Party nor any Representing Party Subsidiary is a party to any agreement, contract or arrangement (including this Agreement) that would reasonably be likely to result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code as a result of the consummation of the transactions contemplated by this Agreement (either alone or in combination with other events). No Benefit Plan provides for the reimbursement of excise taxes under
Section 4999 of the Code or any income taxes under the Code.

            (f) With respect to each Benefit Plan (other than a Multiemployer
Plan), the Representing Party has delivered or made available to the other Representing Party or shall, as soon as practicable following the date of this Agreement, deliver or make available a true and complete copy of: (i) each writing constituting a part of such Benefit Plan, including all Benefit Plan documents and trust agreements; (ii) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; (iii) the most recent annual financial report, if any; (iv) the most recent actuarial report, if any; and (v) the most recent determination letter from the Internal Revenue Service, if any.

            (g) There are no pending or, to the knowledge of the Representing Party, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted against the Benefit Plans, any fiduciaries thereof with respect to their duties to the Benefit Plans or the assets of any of the trusts under any of the Benefit Plans that would reasonably be expected to have or result in a material adverse effect on the Representing Party.

            Section 3.11 Taxes. (i) The Representing Party and each Representing Party Subsidiary has filed all Tax Returns required to be filed, and all such returns are materially complete and accurate, other than such Tax Returns, the failure of which to file has not had or would not reasonably be expected to have a material adverse effect on the Representing Party; (ii) the Representing Party and each Representing Party Subsidiary has paid all Taxes due except for those Taxes being disputed in good faith through appropriate proceedings; (iii) there are no Liens for Taxes upon the assets of the Representing Party or any of the Representing Party Subsidiaries, other than Liens for Taxes not yet due and Liens for Taxes that are being contested in good faith by appropriate proceedings; (iv) neither the Representing Party nor any of the Representing Party Subsidiaries has any liability for Taxes of any person (other than the Representing Party and the Representing Party Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of Law as a transferee or successor, by contract, or otherwise); (v) neither the Representing Party nor any Representing Party Subsidiary is a party to any agreement relating to the allocation or sharing of Taxes; (vi) neither the Representing Party nor any Representing Party Subsidiary has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; (vii) no deficiencies for any Taxes have been proposed, asserted or assessed against the Representing Party or any Representing Party Subsidiary for which adequate reserves in accordance with GAAP have not been created; (viii) the financial statements included in the Representing Party's SEC Documents reflect an adequate reserve in accordance with GAAP for all Taxes for which the Representing Party or any Representing Party Subsidiary may be liable for all taxable periods and portions thereof through the date hereof; (ix) the Representing Party and each Representing Party Subsidiary has withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party; (x) since January 1, 2003, neither the Representing Party nor any Representing Party Subsidiary has distributed stock of another person or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by
Section 355 or Section 361 of the Code; (xi) neither the Representing Party nor any Representing Party Subsidiary has participated in any listed transaction within the meaning of Treasury Regulation Section 1.6011-4; and (xii) the consolidated federal income Tax Returns of the Representing Party have been examined and such examinations have been completed with respect to all taxable years through and including 2000. As used in this Agreement, "TAXES" includes all federal, state or local or foreign net and gross income, alternative or add-on minimum, environmental, gross receipts, ad valorem, value added, goods and services, capital stock, profits, license, single business, employment, severance, stamp, unemployment, customs, property, sales, excise, use, occupation, service, transfer, payroll, franchise, withholding and other taxes or similar governmental duties, charges, fees, levies or other assessments, including any interest, penalties or additions with respect thereto. As used herein, "TAX RETURN" shall mean any return, report, statement or information required to be filed with any Governmental Entity with respect to Taxes.

            Section 3.12 Environmental Matters.

            (a) Except where noncompliance, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Representing Party, the Representing Party Entities are and have been for the past five years in compliance with all applicable Environmental Laws and Environmental Permits.

            (b) There are no written Environmental Claims pending against the Representing Party or any Representing Party Subsidiary, except for matters that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Representing Party.

            (c) The Representing Party has made available to other Representing Party all material information, including such studies, reports, correspondence, notices of violation, requests for information, audits, analyses and test results in the possession, custody or control of the Representing Party Entities relating to (i) the Representing Party Entities' present compliance or noncompliance within the past five years with Environmental Laws and Environmental Permits, and (ii) Environmental Conditions on, under or about any of the properties owned, leased or operated by any of the Representing Party Entities for which any of the Representing Party Entities may be responsible or liable as a result of a written Environmental Claim, which, in the case of both clause (i) and clause (ii) above, would reasonably be expected to have or result in a material adverse effect on the Representing Party Entities, taken as a whole.

            (d) Within the past five years, there have been no Releases of any Hazardous Substance in, on, under, from or affecting any currently or, to the knowledge of the Representing Party, previously owned, leased or operated properties that, individually or in the aggregate, would reasonably be expected to have or result in a material adverse effect on the Representing Party.

            (e) Within the past five years, none of the Representing Party or the Representing Party Subsidiaries has received from any Governmental Entity or other third party any written notice that any of them or any of their predecessors is or may be a potentially responsible party in respect of, or may otherwise bear liability for, any actual or threatened Release of any Hazardous Substance at any site or facility that is or has been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, the National Corrective Action Priority System or any similar or analogous federal, state, provincial, territorial, municipal, county, local or other domestic or foreign list, schedule, inventory or database of Hazardous Substance sites or facilities, except as would not reasonably be expected to have or result in a material adverse effect on the Representing Party Entities, taken as a whole.

            (f) None of the Representing Party or the Representing Party Subsidiaries has assumed, undertaken or otherwise become subject to any liability of any other person relating to or arising from Environmental Laws, except for such liabilities that would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the Representing Party.

            (g) As used in this Agreement:

                  (i) the term "ENVIRONMENT" means soil, surface waters, ground water, land, stream sediment, surface and subsurface strata, ambient air, indoor air or indoor air quality;

                  (ii) the term "ENVIRONMENTAL CLAIM" means any written demand, suit, action, proceeding, order, investigation or notice to any of the Representing Party Entities by any person alleging any potential liability (including potential liability for investigatory costs, risk assessment costs, cleanup costs, removal costs, remedial costs, operation and maintenance costs, governmental response costs, natural resource damages, or penalties) under any Environmental Law;

                  (iii) the term "ENVIRONMENTAL LAWS" means all Laws relating to
      (A) pollution or protection of the Environment, (B) emissions, discharges, Releases or threatened Releases of Hazardous Substances, (C) threats to human health or ecological resources arising from exposure to Hazardous Substances, or (D) the manufacture, generation, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances;

                  (iv) the term "HAZARDOUS SUBSTANCE" means any chemical, substance or waste that is regulated under any Environmental Law as toxic, hazardous or radioactive or as a pollutant or a contaminant and any substance that is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBS"), petroleum or petroleum-derived substances or wastes, leaded paints or radon gas;

                  (v) the term "RELEASE" means any releasing, disposing, discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping, emptying, migration, placing and the like, or otherwise entering into the Environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substances);

                  (vi) the term "ENVIRONMENTAL CONDITION" means any contamination, damage, injury or other condition related to Hazardous Substances and includes any present or former Hazardous Substance treatment, storage, or disposal or recycling units, underground storage tanks, wastewater treatment or management systems, wetlands, sumps, lagoons, impoundments, landfills, ponds, incinerators, wells, asbestos-containing materials, lead paint or PCB-containing materials.

                  (vii) the term "ENVIRONMENTAL PERMIT" means all Permits and the timely submission of applications for Permits, as required under Environmental Laws.

            Section 3.13 Voting Requirements.

            (a) The Company represents and warrants that the affirmative vote at the Company Stockholders Meeting of at least a majority of the votes entitled to be cast by the holders of outstanding shares of Company Common Stock and ESOP Preference Shares, voting together as one class, is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement and the Merger and the transactions contemplated hereby (collectively, the "COMPANY STOCKHOLDER APPROVAL").

            (b) Parent and Merger Sub represent and warrant that the affirmative vote at the Parent Stockholders Meeting of at least a majority of the votes cast by the holders of outstanding shares of Parent Common Stock present (in person or by proxy) at the Parent Stockholders Meeting, where the holders of at least a majority of all outstanding shares of Parent Common Stock vote on the proposal to approve the issuance of Parent Common Stock pursuant to this Agreement (which will constitute a quorum), is the only vote of the holders of any class or series of Parent's capital stock necessary to authorize the issuance of the shares of Parent Common Stock to be issued in connection with the Merger (the "PARENT STOCKHOLDER APPROVAL").

            Section 3.14 State Takeover Statutes. The Company represents and warrants that the Board of Directors of the Company has taken all necessary action so that no "fair price," "moratorium," "control share acquisition" or other anti-takeover Law (each, a "TAKEOVER STATUTE") (including the interested stockholder provisions codified in Section 203 of the DGCL) or any anti-takeover provision in the Company's Amended and Restated Certificate of Incorporation (including Article 12 thereof) or by-laws is applicable to this Agreement, the Merger and the transactions contemplated by this Agreement.

            Section 3.15 Opinion of Financial Advisors.

            (a) The Company represents and warrants that the Company has received the opinions of Morgan Stanley & Co Incorporated and Peter J. Solomon Company, each dated the date of this Agreement, to the effect that, as of such date and subject to the considerations set forth therein, the Merger Consideration is fair from a financial point of view to holders of shares of Company Common Stock.

            (b) Parent and Merger Sub represent and warrant that Parent has received the opinion of Goldman Sachs, dated the date of this Agreement, to the effect that, as of such date and subject to the considerations set forth therein, the Merger Consideration is fair from a financial point of view to Parent, without taking into account any adjustments made pursuant to Section 1.8.

            Section 3.16 Brokers.

            (a) The Company represents and warrants that, except for Morgan Stanley & Co Incorporated and Peter J. Solomon Company, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

            (b) Parent and Merger Sub represent and warrant that, except for Goldman Sachs, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

            Section 3.17 The Company Rights Agreement. The Company represents and warrants that the Company has taken all corporate action on behalf of the Company required to authorize an amendment to the Company Rights Agreement so as to render the Company Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement.

            Section 3.18 Financing. Parent and Merger Sub represent and warrant that Parent will have at the Effective Time, sufficient funds available to pay the Cash Consideration and all other cash amounts payable to holders of Company Common Stock pursuant to this Agreement.

            Section 3.19 Merger Sub. Parent and Merger Sub represent and warrant that Merger Sub is a duly incorporated, validly existing direct, wholly owned Delaware subsidiary of Parent, was formed for the purpose of engaging in the transactions contemplated by this Agreement, and does not have any subsidiaries and has not undertaken any business or other activities other than in connection with entering into this Agreement and engaging in the transactions contemplated hereby.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

            Section 4.1 Conduct of Business.

            (a) Conduct of Business by the Company. Except as set forth on
Section 4.1(a) of the Company Disclosure Letter, except as otherwise required, permitted or contemplated by this Agreement or except as consented to in writing by Parent, which consent shall not be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in the ordinary course. Without limiting the generality of the foregoing, except as set forth on Section 4.1(a) of the Company Disclosure Letter, except as otherwise required, permitted or contemplated by this Agreement or except as consented to in writing by Parent, which consent shall not be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, the Company shall not and shall not permit any subsidiary of the Company (each, a "COMPANY SUBSIDIARY") to:

            (i) (A) other than (x) dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent, (y) regular quarterly cash dividends with respect to Company Common Stock not in excess of $0.245 per share of Company Common Stock and (z) as required under the terms of the ESOP Preference Shares, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or (C) except as required under the terms of the ESOP Preference Shares or pursuant to agreements entered into with respect to the Company Stock Plans that are in effect as of the close of business on the date of this Agreement, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Company Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

            (ii) issue or authorize the issuance of, deliver or sell any shares of its capital stock (or any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock), any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of shares of Company Common Stock and associated Company Rights (A) upon the exercise of the Company Stock Options under the Company Stock Plans or in connection with other awards or issuances of Company Common Stock under the Company Stock Plans or (B) upon the conversion of shares of ESOP Preference Shares, in any such case, outstanding as of the date of this Agreement (or granted hereafter as permitted under this Agreement) and in accordance with their terms as in effect on the date of this Agreement (or, in the case of grants made subsequent to the date of this Agreement, in accordance with their terms as in effect on the date of grant, which terms shall be consistent with past practice);

            (iii) amend its certificate of incorporation or by-laws (or other comparable organizational documents), other than amendments or changes to any such documents of the Company Subsidiaries in the ordinary course of business;

            (iv) other than in the ordinary course of business, sell, lease, license, mortgage or otherwise encumber or subject to any Lien (other than Permitted Liens) or otherwise dispose of any of its material properties or material assets;

            (v) incur any material long-term indebtedness (whether evidenced by a note or other instrument, pursuant to a financing lease, sale-leaseback transaction, or otherwise) or incur material short-term indebtedness other than indebtedness incurred in the ordinary course of business or under lines of credit existing on the date of this Agreement (or any refinancing thereof not to exceed the amount borrowable thereunder);

            (vi) other than in the ordinary course of business: (A) grant any increase in the compensation or benefits payable or to become payable by the Company or any Company Subsidiary to any current or former director or consultant of the Company or any Company Subsidiary; (B) grant any increase in the compensation or benefits payable or to become payable by the Company or any Company Subsidiary to any officer or employee of the Company or any Company Subsidiary; (C) adopt, enter into, amend or otherwise increase, reprice or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under any Benefit Plan or Foreign Plan of the Company; (D) enter into or amend any employment, bonus, severance, change in control, retention agreement or any similar agreement or any collective bargaining agreement or, grant any severance, bonus, termination, or retention pay to any officer, director, consultant or employee of the Company or any Company Subsidiaries; or (E) pay or award any pension, retirement, allowance or other non-equity incentive awards, or other employee or director benefit not required by any outstanding Benefit Plan or Foreign Plan of the Company; provided, however, that nothing in this Agreement, including this Section 4.1(a)(vi) or Section 4.1(a)(ii) shall be construed as preventing the Company from taking any of the actions described in
Schedule 5.14(d);

            (vii) change the accounting principles used by it unless required by GAAP (or, if applicable with respect to foreign subsidiaries, the relevant foreign generally accepted accounting principles) or any Governmental Entity;

            (viii) acquire by merging or consolidating with, by purchasing any substantial equity interest in or a substantial portion of the assets of, or by any other manner, any significant business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets that are material, individually or in the aggregate, to the Company Entities, taken as a whole, except for (A) the purchase of assets from suppliers or vendors in the ordinary course of business, (B) items reflected in the capital plan of the Company previously made available to Parent and (C) acquisitions of businesses or assets not contemplated in clause (A) or (B) involving consideration up to an aggregate amount not to exceed $50,000,000;

            (ix) except in the ordinary course of business, make or rescind any material express or deemed election or settle or compromise any material claim or action relating to Taxes, or change any of its methods of accounting or of reporting income or deductions for Tax purposes in any material respect;

            (x) satisfy any material claims or liabilities, other than in the ordinary course of business or in accordance with their terms;

            (xi) make any loans, advances or capital contributions to, or investments in, any other person in excess of $25,000,000 in the aggregate, except for (A) loans, advances, capital contributions or investments between any wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary, (B) employee advances for expenses in the ordinary course of business or (C) ordinary course proprietary credit card transactions;

            (xii) other than in the ordinary course of business, (A) terminate or adversely modify or amend any contract having a duration of more than one year and total payment obligations of the Company in excess of $25,000,000 (other than (1) contracts terminable within one year or (2) the renewal, on substantially similar terms, of any contract existing on the date of this Agreement), (B) waive, release, relinquish or assign any right or claim of material value to the Company, or (C) cancel or forgive any material indebtedness owed to the Company or any Company Subsidiary; or

            (xiii) authorize, commit or agree to take any of the foregoing actions.

            (b) Conduct of Business by Parent. Except as set forth on Section 4.1(b) of the Parent Disclosure Letter, except as otherwise required, permitted or contemplated by this Agreement or except as consented to in writing by the Company, which consent shall not be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Parent shall, and shall cause the Parent Subsidiaries to, carry on their respective businesses in the ordinary course. Without limiting the generality of the foregoing, except as set forth on Section 4.1(b) of the Parent Disclosure Letter, except as otherwise required, permitted or contemplated by this Agreement or except as consented to in writing by the Company, which consent shall not be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Parent shall not and shall not permit any Parent Subsidiary to:

                  (i) (A) other than (1) dividends and distributions by a direct or indirect wholly owned Parent Subsidiary to its parent and (2) regular quarterly cash dividends with respect to Parent Common Stock, which shall be $0.14 per share of Parent Common Stock, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or (B) split, combine or reclassify any of its capital stock or (C) except pursuant to agreements entered into with respect to the Parent Stock Plans that are in effect as of the close of business on the date of this Agreement, purchase, redeem or otherwise acquire any shares of capital stock of Parent or any of the Parent Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue or authorize the issuance of, deliver or sell any shares of its capital stock (or any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock), any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of shares of Parent Common Stock upon the exercise of the Parent Stock Options under the Parent Stock Plans or in connection with other awards or issuance of Parent Common Stock under the Parent Stock Plans, in any such case, outstanding as of the date of this Agreement (or granted hereafter as permitted under this Agreement) and in accordance with their terms as in effect on the date of this Agreement (or, in the case of grants made subsequent to the date of this Agreement, in accordance with their terms as in effect on the date of grant, which terms shall be consistent with past practice);

                  (iii) amend its certificate of incorporation or by-laws (or other comparable organizational documents), other than amendments or changes to any such documents of the Parent Subsidiaries in the ordinary course of business;

                  (iv) other than in the ordinary course of business, sell, lease, license, mortgage or otherwise encumber or subject to any Lien (other than Parent Permitted Liens) or otherwise dispose of any of its material properties or material assets;

                  (v) change the accounting principles used by it unless required by GAAP (or, if applicable with respect to foreign subsidiaries, the relevant foreign generally accepted accounting principles); or any Governmental Entity;

                  (vi) acquire by merging or consolidating with, by purchasing any substantial equity interest in or a substantial portion of the assets of, or by any other manner, any significant business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets that are material, individually or in the aggregate, to Parent and the Parent Subsidiaries, taken as a whole, except for (A) the purchase of assets from suppliers or vendors in the ordinary course of business, (B) items reflected in the capital plan of Parent previously provided to the Company or (C) acquisitions of businesses or assets not contemplated in clause (A) or (B) involving consideration up to an aggregate amount not to exceed $50,000,000;

                  (vii) except in the ordinary course of business, make or rescind any material express or deemed election or settle or compromise any material claim or action relating to Taxes, or change any of its methods of accounting or of reporting income or deductions for Tax purposes in any material respect;

                  (viii) satisfy any material claims or liabilities, other than in the ordinary course of business or in accordance with their terms;

                  (ix) other than in the ordinary course of business, (A) terminate or adversely modify or amend any contract having a duration of more than one year and total payment obligations of Parent in excess of $25,000,000 (other than (1) contracts terminable within one year or (2) the renewal, on substantially similar terms, of any contract existing on the date of this Agreement), (B) waive, release, relinquish or assign any right or claim of material value to Parent, or (C) cancel or forgive any material indebtedness owed to Parent or any Parent Subsidiary; or

                  (x) authorize, commit or agree to take any of the foregoing actions.

            (c) Conduct of Business by Merger Sub. During the period from the date of this Agreement to the Effective Time, Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

            (d) Advice of Changes. Each of the Company, Parent and Merger Sub shall promptly advise the other parties to this Agreement orally and in writing to the extent it has knowledge of any change or event having, or which, insofar as can reasonably be foreseen, would reasonably be expected to have, a material adverse effect on such party or the ability of the conditions set forth in
Article VI to be satisfied; provided, however, that no such notification will affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

            Section 4.2 No Solicitation by the Company.

            (a) Company Takeover Proposal. From and after the date of this Agreement, the Company shall, and shall cause the Company Subsidiaries to, and it shall use its reasonable best efforts to cause any of its and their officers, directors, employees, financial advisors, attorneys, accountants and other advisors, investment bankers, representatives and agents retained by the Company or any of the Company Subsidiaries (collectively, "COMPANY REPRESENTATIVES") to, immediately cease and cause to be terminated immediately all existing activities, discussions and negotiations with any parties conducted heretofore with respect to, or that would reasonably be expected to lead to, any Company Takeover Proposal. From and after the date of this Agreement, the Company shall not, nor shall it permit any of the Company Subsidiaries to, and it shall use its reasonable best efforts to cause any of the Company Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage the making of a Company Takeover Proposal, (ii) enter into any agreement, arrangement or understanding with respect to any Company Takeover Proposal (other than a confidentiality agreement entered into in accordance with the provisions of this
Section 4.2(a)) or (iii) other than informing persons of the existence of the provisions contained in this Section 4.2, participate in any discussions or negotiations regarding, or furnish or disclose to any person (other than a party to this Agreement) any non-public information with respect to the Company in connection with any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that, at any time prior to obtaining the Company Stockholder Approval, in response to an unsolicited Company Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or would reasonably be expected to lead to a Superior Proposal, and which Company Takeover Proposal was made after the date hereof and did not otherwise result from a breach of this Section 4.2, the Company may, subject to compliance with Section 4.2(a), (i) furnish information with respect to the Company Entities to the person making such Company Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement not less restrictive of such person than the Confidentiality Agreement; provided, however, that all such information is, in substance, provided to Parent contemporaneously as it is provided to such person, and (ii) participate in discussions or negotiations with the person making such Company Takeover Proposal (and its representatives) regarding such Company Takeover Proposal.

            (b) Definitions. As used herein, (i) "SUPERIOR PROPOSAL" means a Company Takeover Proposal from any person to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the combined voting power of the Company then outstanding or all or substantially all of the assets of the Company that the Board of Directors of the Company determines in its good faith judgment (after consulting with a nationally recognized investment banking firm), taking into account all legal, financial and regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (A) would be more favorable from a financial point of view to the stockholders of the Company than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Parent in response to such Company Takeover Proposal) and (B) for which financing, to the extent required, is then committed or may reasonably be expected to be committed and (ii) "COMPANY TAKEOVER PROPOSAL" means any bona fide written proposal or offer from any person relating to any (A) direct or indirect acquisition or purchase of a business that constitutes 50% or more of the net revenues, net income or the assets of the Company and the Company Subsidiaries, taken as a whole, (B) direct or indirect acquisition or purchase of equity securities of the Company representing 50% or more of the combined voting power of the Company, (C) any tender offer or exchange offer that if consummated would result in any person beneficially owning equity securities of the Company representing 50% or more of the combined voting power of the Company, or (D) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement.

            (c) Actions by the Company. Neither the Board of Directors of the Company nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Parent), or publicly propose to withdraw (or modify in a manner adverse to Parent), the approval recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Company Takeover Proposal (any action described in this clause (i) being referred to as a "COMPANY ADVERSE RECOMMENDATION CHANGE") or (ii) approve or recommend, or allow the Company or any of the Company Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to any Company Takeover Proposal (other than a confidentiality agreement referred to in Section 4.2(a)). Notwithstanding the foregoing, if, prior to obtaining the Company Stockholder Approval, (v) the Company receives a Company Takeover Proposal, (w) the Board of Directors of the Company shall have determined in good faith, after consultation with outside counsel, that it is necessary for the proper discharge of its fiduciary duties under applicable Law,
(x) the Company provides written notice (a "NOTICE OF ADVERSE RECOMMENDATION") advising Parent that the Board of Directors of the Company has made the determination described in clause (w) above, (y) for a period of three calendar days (at least one of which shall be a Business Day) following Parent's receipt of a Notice of Adverse Recommendation, the Company negotiates with Parent in good faith to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with its recommendation of this Agreement and the Merger and not make such Company Adverse Recommendation Change and (z) at the end of such three-day period the Board of Directors of the Company maintains its determination described in clause (w) above (after taking into account such proposed adjustments to the terms and conditions of this Agreement), then the Board of Directors of the Company may (A) make a Company Adverse Recommendation Change and/or (B) upon termination of this Agreement in accordance with Section 7.1(d)(ii) and concurrent payment of the Termination Fee in accordance with Section 7.3(b), approve and enter into an agreement relating to a Company Takeover Proposal that constitutes a Superior Proposal. No Company Adverse Recommendation Change shall change the approval of the Board of Directors of the Company for purposes of causing Article 12 of the Company's Amended and Restated Certificate of Incorporation, any state takeover Law (including Section 203 of the DGCL) or other state Law to be inapplicable to the Merger and the other transactions contemplated by this Agreement.

            (d) Notice of Company Takeover Proposal. From and after the date of this Agreement, unless the Board of Directors of the Company shall have determined in good faith, after consultation with outside counsel, that taking such action would result in a reasonable probability that the Board of Directors of the Company would breach its fiduciary duties under applicable Law, the Company shall promptly (but in any event within one Business Day) advise

Parent and Merger Sub of the receipt, directly or indirectly, of any inquiries, requests, discussions, negotiations or proposals relating to a Company Takeover Proposal, or any request for nonpublic information relating to any of the Company Entities by any person that informs the Company or any Company Representative that such person is considering making, or has made, a Company Takeover Proposal, or an inquiry from a person seeking to have discussions or negotiations relating to a possible Company Takeover Proposal. Any such notice shall be made orally and confirmed in writing, and shall indicate the material terms and conditions thereof and the identity of the other party or parties involved and promptly furnish to Parent and Merger Sub a copy of any such written inquiry, request or proposal and copies of any material information provided to or by any third party relating thereto.

            (e) Rule 14e-2(a), Rule 14d-9 and Other Applicable Law. Nothing contained in this Section 4.2 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company if, in the good faith judgment of the Board of Directors (after consultation with outside counsel), failure so to disclose would be inconsistent with the fulfillment of its fiduciary duties or any other obligations under applicable Law; provided, however, that compliance with such rules and Laws shall not in any way limit or modify the effect that any action taken pursuant to such rules and Laws has under any other provision of this Agreement, including that such compliance could result in a Company Adverse Recommendation Change.

            (f) Return or Destruction of Confidential Information. The Company agrees that immediately following the execution of this Agreement it shall request each person (other than Parent) which has heretofore executed a confidentiality agreement within the past two years in connection with such person's consideration of acquiring the Company to return or destroy all confidential information heretofore furnished to such person by or on the Company's behalf.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

            Section 5.1 Preparation of the Form S-4 and the Joint Proxy Statement; Stockholders Meetings.

            (a) Form S-4 Proxy Statement. As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Joint Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to maintain the effectiveness of the Form S-4 through the Effective Time and to ensure that it complies in all material respects with the applicable provisions of the Exchange Act or Securities Act. The Company shall use all reasonable best efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, and Parent shall use all reasonable best efforts to cause the Joint Proxy Statement to be mailed to Parent's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action. The Company, in connection with a Company Adverse Recommendation Change, may amend or supplement the Form S-4 or Joint Proxy Statement (including by incorporation by reference) to effect such a Company Adverse Recommendation Change. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing of, or amendment or supplement to the Joint Proxy Statement will be made by the Company or Parent, in each case, without providing the other party and its respective counsel the reasonable opportunity to review and comment thereon. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Joint Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Joint Proxy Statement, the Form S-4 or the Merger. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order or the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and the parties shall cooperate in the prompt filing with the SEC of an appropriate amendment or supplement describing such information and, to the extent required by Law, in the disseminating the information contained in such amendment or supplement to the stockholders of each of the Company and Parent.

            (b)   Stockholders Meetings.

                  (i) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS MEETING") in accordance with applicable Law, the Company's Amended and Restated Certificate of Incorporation and by-laws for the purpose of obtaining the Company Stockholder Approval and shall, subject to Section 4.2(c), (A) through the Board of Directors of the Company, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby and include in the Joint Proxy Statement such recommendation and (B) use its reasonable best efforts to solicit and obtain such approval and adoption.

                  (ii) Parent shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "PARENT STOCKHOLDERS MEETING") in accordance with applicable Law, Parent's Second

      Restated Certificate of Incorporation and by-laws for the purpose of obtaining the Parent Stockholder Approval and shall (A) through the Board of Directors of Parent, recommend to its stockholders the approval of the issuance of Parent Common Stock pursuant to this Agreement and include in the Joint Proxy Statement such recommendation and (B) use its reasonable best efforts to solicit and obtain such approval and (C) not withdraw or modify, or publicly propose to withdraw or modify, the recommendation contemplated by clause (A) (any such action being referred to as a "PARENT ADVERSE RECOMMENDATION CHANGE"); provided, however, that, notwithstanding the foregoing, Parent may make a Parent Adverse Recommendation Change if, prior to obtaining the Parent Stockholder Approval, (v) Parent receives a Parent Takeover Proposal, (w) the Board of Directors of Parent shall have determined in good faith, after consultation with outside counsel, that it is necessary for the proper discharge of its fiduciary duties under applicable Law, (x) Parent provides written notice advising the Company that the Board of Directors of Parent has made the determination described in clause (w) above, (y) for a period of three calendar days (at least one of which shall be a Business Day) following the Company's receipt of such notice, Parent negotiates with the Company in good faith to make such adjustments to the terms and conditions of this Agreement as would enable Parent to proceed with its recommendation of this Agreement and the Merger and not withdraw or modify such recommendation and (z) at the end of such three-day period the Board of Directors of Parent maintains its determination described in clause (w) above (after taking into account such proposed adjustments to the terms and conditions of this Agreement). For purposes of this Agreement "PARENT TAKEOVER PROPOSAL" means any bona fide written proposal or offer from any person relating to any (A) direct or indirect acquisition or purchase of a business that constitutes 50% or more of the net revenues, net income or the assets of Parent and the Parent Subsidiaries, taken as a whole, (B) direct or indirect acquisition or purchase of equity securities of Parent representing 50% or more of the combined voting power of Parent, (C) any tender offer or exchange offer that if consummated would result in any person beneficially owning equity securities of Parent representing 50% or more of the combined voting power of Parent, or (D) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent.

                  (iii) Each of Parent and the Company agrees to use its reasonable best efforts to hold the Parent Stockholders Meeting and the Company Stockholders Meeting on the same day.

            Section 5.2 Letters of the Company's Accountants. The Company shall request to be delivered to Parent two letters from the Company's independent accountants, one dated a date within two Business Days before the date on which the Form S-4 will become effective and one dated a date within two Business Days before the Closing Date, each addressed to Parent customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. The Company shall be deemed to have fully discharged its obligations under this Section 5.2 if it mails or hand delivers a letter of request stating the terms of this
Section 5.2 to its client account partner at Deloitte & Touche, regardless of whether Deloitte & Touche delivers the letters contemplated by this Section 5.2.

            Section 5.3 Letters of Parent's Accountants. Parent shall request to be delivered to the Company two letters from Parent's independent accountants, one dated a date within two Business Days before the date on which the Form S-4 will become effective and one dated a date within two Business Days before the Closing Date, each addressed to the Company customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. Parent shall be deemed to have fully discharged its obligations under this Section 5.3 if it mails or hand delivers a letter of request stating the terms of this Section 5.3 to its client account partner at KPMG, regardless of whether KPMG delivers the letters contemplated by this Section 5.3.

            Section 5.4 Access to Information; Confidentiality. To the extent permitted by applicable Law and subject to the Confidentiality Agreement, dated February 4, 2005, between the Company and Parent (the "CONFIDENTIALITY AGREEMENT"), each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party and its respective representatives reasonable access, during normal business hours and after reasonable prior notice, during the period prior to the Effective Time, to such other party's and its subsidiaries' properties, books, contracts, commitments, personnel and records and all other information concerning their business, properties and personnel as such party may reasonably request. Parent and the Company shall hold, and shall cause their respective affiliates and representatives to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement. Notwithstanding the foregoing or Section 5.5, neither party shall be required to provide any information which it reasonably believes it may not provide to the other party by reason of contractual or legal restrictions, including applicable Law, or which it believes is competitively sensitive information. In addition, either party may designate any competitively sensitive information provided to the other under this Agreement as "outside counsel only." Such information shall be given only to outside counsel of the recipient. Each party will use reasonable best efforts to minimize any disruption to the businesses of the other party and its subsidiaries which may result from the requests for access, data and information hereunder.

            Section 5.5  Reasonable Best Efforts.

            (a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable, but in no event later than the Outside Date, the Merger and the other transactions to be performed or consummated by such party in accordance with the terms of this Agreement, including (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (iii) the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible, (iv) the obtaining of all necessary consents, approvals or waivers from third parties, including any such consents, approvals or waivers required in connection with any divestiture, (v) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (vi) the execution and delivery of any additional instruments necessary to consummate the Merger and other transactions contemplated hereby and to fully carry out the purposes of this Agreement. In connection with and without limiting the foregoing, the Company and Parent shall (A) duly file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "ANTITRUST DIVISION") the notification and report form (the "HSR FILING") required under the HSR Act and (B) duly make all notifications and other filings required (together with the HSR Filing, the "ANTITRUST FILINGS") under any other applicable competition, merger control, antitrust or similar Law that the Company and Parent deem advisable or appropriate, in each case with respect to the transactions contemplated by this Agreement and as promptly as practicable. The Antitrust Filings shall be in substantial compliance with the requirements of the HSR Act or other Laws, as applicable. For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement, Parent and its subsidiaries shall commit to any and all divestitures, licenses or hold separate or similar arrangements with respect to assets or conduct of business arrangements as a condition to obtaining any and all approvals from any Governmental Entity for any reason in order to consummate and make effective, as promptly as practicable, but in no event later than the Outside Date, the Merger and the other transactions to be performed or consummated by Parent and its subsidiaries, including, without limitation, taking any and all actions necessary in order to ensure that (x) no requirement for non-action, a waiver, consent or approval of the FTC, the Antitrust Division, any State Attorney General or other Governmental Entity, (y) no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding, and
(z) no other matter relating to any antitrust or competition Law or regulation, would preclude consummation of the Merger by the Outside Date; provided, however, that in no event shall Parent or Merger Sub be required to dispose of or hold separate assets of the Company, Parent or their respective subsidiaries which, in the aggregate, accounted for annual net sales for the most recently completed fiscal year exceeding $4,000,000,000. Neither party shall, nor shall it permit any of its subsidiaries to, acquire or agree to acquire any business, person or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to or the consummation of such acquisition, would reasonably be expected to materially increase the risk of not obtaining the applicable clearance, approval or waiver from any Governmental Entity with respect to the transactions contemplated by this Agreement.

            (b) Cooperation. Each party shall, subject to applicable Law and except as prohibited by any applicable representative of any applicable Governmental Entity: (i) promptly notify the other party of any written communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other Governmental Entity relating to this Agreement or the Merger, and permit the other Party to review in advance any proposed written communication to any of the foregoing; (ii) not agree to participate in any substantive meeting or discussion with any Governmental Entity in respect of any filings, investigation or inquiry concerning this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat; and (iii) furnish the other party with copies of all correspondence, filings, and written communications (and memoranda setting forth the substance thereof) between them and its affiliates and their respective representatives, on the one hand, and any Governmental Entity or members or their respective staffs, on the other hand, with respect to this Agreement and the Merger. Each party shall (y) respond as promptly as practicable under the circumstances to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters relating to this Agreement or the Merger and (z) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement.

            (c) No Takeover Statutes Apply. In connection with and without limiting the foregoing, the Company, Parent and Merger Sub shall (i) take all action reasonably necessary to ensure that no Takeover Statute or similar Law is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby and (ii) if any Takeover Statute or similar Law becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on the Merger and the other transactions contemplated by this Agreement.

            (d) Opinions Regarding Tax Treatment. Parent and the Company shall cooperate with each other in obtaining the opinions of Jones Day, counsel to Parent, for the benefit of Parent, and Skadden, Arps, Slate, Meagher, & Flom LLP, counsel to the Company, for the benefit of the Company's stockholders, respectively, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In connection therewith, each of Parent and the Company shall deliver to Jones Day and Skadden, Arps, Slate, Meagher, & Flom LLP customary representation letters in form and substance reasonably satisfactory to such counsel, and at such time or times that may be reasonably requested by such law firms (the representation letters referred to in this sentence are collectively referred to as the "TAX CERTIFICATES").

            Section 5.6  Company Stock Options; Stock Plans.

            (a)   Assumption of Company Stock Options. At the Effective Time,
(i) each outstanding Company Stock Option, whether vested or unvested immediately prior to the Effective Time, to purchase shares of Company Common Stock, and (ii) each of the Company Stock Plans and all agreements thereunder, shall be assumed by Parent. To the extent provided under the terms of the Company Stock Plans, all such outstanding options shall accelerate and become immediately exercisable in connection with the Merger in accordance with their existing terms (or, in the case of grants made after the date hereof as permitted by this Agreement, in accordance with their terms as in effect on the date of grant). Except for the acceleration of the Company Stock Options in accordance with the terms of the Company Stock Plans and any agreements thereunder, prior to or at the Effective Time, each Company Stock Option so assumed by Parent under this Agreement (an "ADJUSTED OPTION") shall continue to have, and be subject to, the same terms and conditions as were applicable under the Company Stock Plans and the documents governing the Company Stock Options immediately before the Effective Time, except that (x) each Company Stock Option will be exercisable for that number of shares

(rounded up or down to the nearest share) of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the sum of (1) the Stock Consideration plus (2) the Cash Consideration divided by the Average Closing Price and (y) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Company Stock Option will be equal to the quotient (rounded up or down to the nearest cent) determined by dividing the per share exercise price of the Company Stock Option by the sum of
(1) the Stock Consideration plus (2) the Cash Consideration divided by the Average Closing Price. The date of grant of each Adjusted Option will be the date on which the corresponding Company Stock Option was granted. Notwithstanding the foregoing, with respect to each Company Stock Option that is an incentive stock option (within the meaning of Section 422(b) of the Code), no adjustment will be made that would be a modification (within the meaning of Section 424(h) of the Code) to such option.

            (b) Stock Plans. The Company and Parent agree that each of the Company Stock Plans and all relevant Parent Stock Plans will be amended, to the extent necessary, to reflect the transactions contemplated by this Agreement, including conversion of shares of the Company Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into shares of Parent Common Stock on a basis consistent with the transactions contemplated by this Agreement. The Company and Parent agree to submit the amendments to the Parent stock plans or the Company Stock Plans to their respective stockholders if such submission is determined to be necessary by counsel to the Company or Parent after consultation with one another; provided, however, that such approval will not be a condition to the consummation of the Merger.

            (c) Reservation of Shares. Parent will (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to the benefit plans, programs and arrangements referred to in this Section 5.6 and
(ii) issue or cause to be issued the appropriate number of shares of Parent Common Stock, pursuant to applicable plans, programs and arrangements, upon the exercise or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. Promptly after the Effective Time, Parent will prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of shares of Parent Common Stock necessary to fulfill Parent's obligations under this Section 5.6. Such registration statement will be kept effective (and the current status of the prospectus required thereby will be maintained) for at least as long as awards granted under the Company Stock Plans remain outstanding.

            (d) Notices. As soon as practicable after the Effective Time, Parent will deliver to the holders of the Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Stock Plans and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and the related agreements will be assumed by Parent and will continue in effect on the same terms and conditions (subject to the adjustment required by this Section 5.6 after giving effect to the Merger).

            Section 5.7  Indemnification.

            (a) Rights Assumed by Surviving Corporation. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless, and provide advancement of expenses to, all current and former directors, officers and employees of the Company and the Company Subsidiaries (in all of their capacities) (i) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company or a Company Subsidiary pursuant to the Company's or such Company Subsidiary's certificates of incorporation, by-laws (or comparable organizational documents) and indemnification agreements, if any, in existence on the date hereof with any current or former directors, officers and employees of the Company and the Company Subsidiaries and (ii) without limitation to clause (i), to the fullest extent permitted by Law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby). Without limiting the foregoing, Parent agrees that all rights to indemnification (including any obligations to advance funds for expenses) and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers or employees of the Company and the Company Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents), indemnification agreements or otherwise will be assumed by the Surviving Corporation without further action, as of the Effective Time, and will survive the Merger and will continue in full force and effect in accordance with their terms and such rights will not be amended, or otherwise modified in any manner that would adversely affect the rights of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by Law.

            (b) Successors and Assigns of Surviving Corporation. In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Parent shall cause proper provisions to be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this
Section 5.7.

            (c) Continuing Coverage. For six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) covering acts or omissions occurring at or prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore made available to Parent) (the "INDEMNIFIED PARTIES"); provided, however, that in no event will Parent or the Surviving Corporation be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by the Company for such insurance (the "MAXIMUM PREMIUM"); and provided further, however, that, if the annual premiums of such insurance coverage exceed such amount, Parent will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Premium; and provided further, however, that, if the Company in its sole discretion elects, by giving written notice to Parent at least 30 days prior to the Effective Time, then, in lieu of the foregoing insurance, effective as of the Effective Time, the Company shall purchase a directors' and officers' liability insurance "tail" or "runoff" insurance program for a period of six years after the Effective Time with respect to wrongful acts and/or omissions committed or allegedly committed at or prior to the Effective Time (such coverage shall have an aggregate coverage limit over the term of such policy in an amount not to exceed the annual aggregate coverage limit under the Company's existing directors and officers liability policy, and in all other respects shall be comparable to such existing coverage), provided that the premium for such "tail" or "runoff" coverage shall not exceed an amount equal to the Maximum Premium.

            (d) Intended Beneficiaries. The obligations of Parent and the Surviving Corporation under this Section 5.7 shall not be terminated or modified after the Effective Time in such a manner as to adversely affect any Indemnified Party without the express written consent of such Indemnified Party. The provisions of this Section 5.7 are (i) intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

            Section 5.8 Public Announcements. Parent and the Company shall consult with each other before holding any press conferences and before issuing any press release or other public announcements with respect to the transactions contemplated by this Agreement, including the Merger. The parties will provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or other public announcement or statement prior to such consultation, except as, in the reasonable judgment of the relevant party, may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

            Section 5.9 Affiliates. The Company shall deliver to Parent prior to the Closing Date a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 of the rules and regulations promulgated under the Securities Act. The Company shall use reasonable best efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

            Section 5.10 NYSE Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock issuable to the Company's stockholders as contemplated by this Agreement to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date.

            Section 5.11 Stockholder Litigation. The parties to this Agreement shall cooperate and consult with one another in connection with any stockholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement. In furtherance of and without in any way limiting the foregoing, each of the parties shall use its respective reasonable best efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement. Notwithstanding the foregoing, the Company agrees that it will not compromise or settle (other than compromises or settlements involving solely monetary damages) any litigation commenced against it or its directors and officers relating to this Agreement or the transactions contemplated hereby (including the Merger) without Parent's prior written consent, not to be unreasonably withheld or delayed, it being understood and agreed that the Company may compromise or settle any such litigation without Parent's consent solely for monetary damages.

            Section 5.12 Tax Treatment. Each of Parent, Merger Sub and the Company shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(d) and 6.3(d), including forbearing from taking any action that would cause the Merger not to qualify as a reorganization under the provisions of Section 368(a) of the Code.

            Section 5.13 Section 16(b). Parent and the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 under the Exchange Act.

            Section 5.14 Employee Benefit Matters.

            (a) Company Obligations. The Company shall adopt such amendments to the Benefit Plans or Foreign Plans of the Company as may reasonably be requested by Parent and as may be necessary to ensure that Benefit Plans and Foreign Plans of the Company cover only employees and former employees (and their dependents and beneficiaries) of the Company and the Company Subsidiaries following the consummation of the transactions contemplated by this Agreement.

            (b) Parent Obligations. Parent shall and shall cause the Parent Subsidiaries (including the Surviving Corporation) to:

                  (i) assume the terms of all Benefit Plans and Foreign Plans of the Company and honor and pay or provide the benefits required thereunder in accordance with their terms, recognizing that the consummation of the transactions contemplated hereby or approval of this Agreement by the Company's stockholders, as the case may be, will constitute a "change in control" for purposes of such Benefit Plans that include a definition of "change in control";

                  (ii) until the first anniversary of the Effective Time, except as may be required by applicable Law, continue the terms of all Benefit Plans and Foreign Plans of the Company in accordance with their terms in effect as of immediately prior to the Effective Time; and

                  (iii) from the first anniversary of the Effective Time until the third anniversary of the Effective Time (the "BENEFITS MAINTENANCE PERIOD"), with respect to employees of the Company and the Company Subsidiaries as of the Effective Time (collectively, the "COMPANY EMPLOYEES") (other than those subject to collective bargaining obligations or agreements), (x) provide a level of aggregate employee benefits and compensation (excluding equity based awards), taking into account all Benefit Plans of the Company and other programs sponsored or maintained by the Company and the Company Subsidiaries (other than equity based plans) immediately prior to the Effective Time (including amendments thereto that are permitted or contemplated by this Agreement, including those described on Schedule 5.14(d)), that is substantially comparable in the aggregate to the aggregate employee benefits and compensation provided, with respect to service to the Company or any of the Company Subsidiaries, to Company Employees immediately prior to the Effective Time and (y) consider Company Employees for equity based award grants on the same basis that similarly situated employees of Parent are considered for such grants.

            (c) Credit for Service of Company Employees. If Company Employees are included in any benefit plan maintained by Parent or any subsidiary of Parent following the Effective Time, such Company Employees shall receive credit for service with the Company and the Company Subsidiaries and their predecessors prior to the Effective Time to the same extent and for the same purposes thereunder as such service was counted under similar Benefit Plans of the Company for all purposes (except that, with respect to benefit accrual, such service shall not be counted to the extent that it would result in a duplication of benefits and shall not be counted for purposes of benefit accrual under any defined benefit plan, provided that such service shall be taken into account for purposes of determining the applicable credit rate in effect under the Parent's qualified cash balance pension plan); provided, however, that service of Company Employees subject to collective bargaining agreements or obligations shall be determined under such collective bargaining agreements or obligations. If Company Employees or their dependents are included in any medical, dental or health plan (a "SUCCESSOR PLAN") other than the plan or plans in which they participated immediately prior to the Effective Time (a "PRIOR PLAN"), any such Successor Plan shall not include any restrictions or limitations with respect to pre-existing condition exclusions or any actively-at-work requirements (except to the extent such exclusions were applicable under any similar Prior Plan at the Effective Time) and any eligible expenses incurred by any Company Employee and his or her covered dependents during the portion of the plan year of such Prior Plan ending on the date such Company Employee's participation in such Successor Plan begins shall be taken into account under such Successor Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Successor Plan. Without limiting the generality of the foregoing, for purposes of determining severance pay and benefits under any applicable Benefit Plan of the Company covering a Company Employee at or after the Effective Time other than a Company Employee subject to collective bargaining agreements or obligations, each such Company Employee shall receive credit for service prior to the Effective Time with the Company and the Company Subsidiaries and their predecessors to the same extent and for the same purposes as such service was counted under the applicable Benefit Plan of the Company as in effect before the Effective Time, as well as for service from and after the Effective Time with Parent and any Parent Subsidiary (including the Surviving Corporation).

            (d) Additional Matters. Parent agrees to the additional compensation and benefits matters set forth on Schedule 5.14(d) to this Agreement.

            (e) No Third-Party Beneficiaries. Nothing in this Section 5.14 shall (i) except as provided in Schedule 5.14(d), confer any rights upon any person, including any Company Employee or former employees of the Company, other than the parties hereto and their respective successors and permitted assigns or
(ii) constitute or create an employment agreement.

            Section 5.15 Parent Board. Parent shall select two individuals who are directors of the Company as of the date of this Agreement and who are recommended by the nominating committee of the Board of Directors of Parent and, if such individuals are willing to serve, Parent shall use its reasonable best efforts to appoint such individuals, as of the Effective Time, to the Board of Directors of Parent.

            Section 5.16 Dividends. Parent shall increase its quarterly dividend on the Parent Common Stock to $0.25 per share beginning with the first quarterly dividend with a record date on or after the Effective Time. It is Parent's intention to continue its quarterly dividend at this amount for the foreseeable future.

            Section 5.17 St. Louis Operations and Community Involvement.

            (a) Parent will maintain in St. Louis, Missouri a major divisional headquarters, as well as certain regional corporate support functions.

            (b) After the Effective Time, Parent will honor any charitable contribution obligations of the Company that exist as of the date of this Agreement. For one year following the Effective Time, Parent shall not reduce the total aggregate amount of funding for charitable causes by the Company from the total amount of such funding in the twelve month period immediately preceding the Closing Date. Between the first and second anniversary of the Closing Date, Parent shall not reduce the total aggregate amount of funding for charitable causes by the Company by more than 50% from the total amount of such funding in the prior twelve month period. Between the second and third anniversary of the Closing Date, Parent shall not reduce the total aggregate amount of funding for charitable causes by the Company by more than 75% from the total amount of such finding in the prior twelve month period. For the avoidance of doubt and notwithstanding anything to the contrary contained in the preceding sentence, Parent's obligations as set forth in this Section 5.17(b) shall be reduced by the total aggregate amount of funding for charitable causes by the May Department Stores Company Foundation during the same time period.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

            Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Stockholder Approvals. Each of the Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained.

            (b) No Orders or Injunctions. None of the parties hereto shall be subject to any order or injunction of any Governmental Entity of competent jurisdiction that prohibits the consummation of the Merger; provided, however, that prior to asserting this condition, each of the parties shall have used its reasonable best efforts to prevent the entry of any such order or injunction and to appeal as promptly as possible any such order or injunction that may be entered.

            (c) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

            (d) HSR. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

            (e) NYSE Listing. The shares of Parent Common Stock issuable to the Company's stockholders as contemplated by this Agreement must shall have been approved for listing on the NYSE, subject to official notice of issuance.

            Section 6.2  Conditions to Obligations of Parent and Merger Sub.

            The obligation of Parent and Merger Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company set forth herein shall be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on the Company.

            (b) Performance of Obligations of the Company. The Company shall have performed (i) in all material respects all of its obligations (other than pursuant to Section 4.1(a)) required to be performed by it under this Agreement at or prior to the Closing Date and (ii) in all respects all of its obligations required to be performed by it under Section 4.1(a) at or prior to the Closing Date, except where the failure to perform such obligations would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on the Company. Notwithstanding the foregoing, the delivery of the comfort letters by Deloitte & Touche contemplated by Section 5.2 is not a condition to Parent's obligation to effect the Merger.

            (c) Officer's Certificate. The Company shall have furnished Parent with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

            (d) Tax Opinion. Parent shall have received from Jones Day, counsel to Parent, an opinion dated as of the Closing Date, to the effect that the Merger will constitute a

"reorganization" within the meaning of Section 368(a) of the Code, and Parent and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for Parent may require delivery of, and rely upon, the Tax Certificates.

            Section 6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth herein shall be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on Parent and Merger Sub.

            (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed (i) in all material respects all obligations (other than pursuant to Section 4.1(b)) required to be performed by it under this Agreement at or prior to the Closing Date and (ii) in all respects all of its obligations required to be performed by it under Section 4.1(b) at or prior to the Closing Date, except where the failure to perform such obligations would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on Parent. Notwithstanding the foregoing, the delivery of the comfort letters by KPMG contemplated by Section 5.3 is not a condition to the Company's obligation to effect the Merger.

            (c) Officer's Certificate. Each of Parent and Merger Sub shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

            (d) Tax Opinion. The Company shall have received from Skadden, Arps, Slate, Meagher, & Flom LLP, counsel to the Company, an opinion dated as of the Closing Date, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Parent and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for the Company may require delivery of, and rely upon, the Tax Certificates.

            Section 6.4 Frustration of Closing Conditions. Neither Parent nor Merger Sub nor the Company may rely on the failure of any condition set forth in
Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to comply with its obligations to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.5.

                                   ARTICLE VII

                                   TERMINATION

            Section 7.1  Termination.

            (a) Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Parent Stockholder Approval, by mutual written consent of Parent, Merger Sub and the Company.

            (b) Termination by Parent or the Company. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Parent Stockholder Approval, by written notice of either Parent or the Company:

                  (i) if the Merger has not been consummated by October 3, 2005, or such later date, if any, as Parent and the Company agree upon in writing (as such date may be extended, the "OUTSIDE DATE"); provided, however, that the right to terminate this Agreement pursuant to this
      Section 7.1(b)(i) is not available to any party whose breach of any provision of this Agreement results in or causes the failure of the Merger to be consummated by such time; provided further, however, that if on the Outside Date the conditions to the Closing set forth in Sections 6.1(b) or 6.1(d) shall not have been fulfilled (and Section 7.1(b)(iv) is not applicable) but all other conditions to the Closing either have been fulfilled or are then capable of being fulfilled, then the Outside Date shall, without any action on the part of the parties hereto, be extended to August 31, 2006, and such date shall become the Outside Date for purposes of this Agreement;

                  (ii) if the Company Stockholders Meeting (including any adjournment or postponement thereof) has concluded, the Company's stockholders have voted and the Company Stockholder Approval was not obtained; or

                  (iii) if the Parent Stockholders Meeting (including any adjournment or postponement thereof) has concluded, Parent's stockholders have voted and the Parent Stockholder Approval was not obtained; or

                  (iv) if any Governmental Entity of competent jurisdiction issues an order or injunction that permanently prohibits the Merger and such order or injunction has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this
      Section 7.1(b)(iv) is not available to any party whose breach of any provision of this Agreement results in or causes such order or injunction or who has not used its reasonable best efforts to prevent the entry of such order or injunction or to appeal or lift such order or injunction.

            (c) Termination by Parent. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Parent Stockholder Approval, by written notice of
Parent:

                  (i) if the Company (A) has breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by the Company such that the closing condition set forth in
      Section 6.2(b) would not be satisfied or (B) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 6.2(a) would not be satisfied and, in the case of both (A) and (B), such breach or failure to perform (1) is not cured within 60 days after receipt of written notice thereof or (2) is incapable of being cured by the Company by the Outside Date; or

                  (ii) if the Board of Directors of the Company or any committee thereof has made a Company Adverse Recommendation Change.

            (d) Termination by the Company. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Parent Stockholder Approval, by written notice of the Company.

                  (i) if either Parent or Merger Sub (A) has breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by Parent or Merger Sub such that the closing condition set forth in Section 6.3(b) would not be satisfied, or
      (B) there exists a breach of any representation or warranty of Parent or Merger Sub contained in this Agreement such that the closing condition set forth in Section 6.3(a) would not be satisfied and, in the case of both
      (A) and (B), such breach or failure to perform (1) is not cured within 60 days after receipt of written notice thereof or (2) is incapable of being cured by Parent by the Outside Date;

                  (ii) if, prior to receipt of the Company Stockholder Approval, the Company (A) receives a Superior Proposal, (B) shall have given Parent a Notice of Adverse Recommendation, and (C) shall have thereafter satisfied the conditions for making a Company Adverse Recommendation Change in accordance with Section 4.2(c); provided, however, that such termination shall not be effective until such time as payment of the Termination Fee required by Section 7.3(b) shall have been made by the Company; provided further, however, that the Company's right to terminate this Agreement under this Section 7.1(d)(ii) shall not be available if the Company is then in material breach of Section 4.2;

                  (iii) if the Board of Directors of Parent or any committee thereof has made a Parent Adverse Recommendation Change.

            Section 7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement will forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of the Confidentiality Agreement, this Section 7.2, Section 7.3 and
Article VIII, which provisions shall survive such termination; provided, however, that nothing herein will relieve any party from any liability for any willful and material breach by such party of this Agreement.

            Section 7.3  Fees and Expenses.

            (a)   Division of Fees and Expenses. Except as provided in this
Section 7.3, all Expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that (i) each of Parent and the Company will bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (ii) any real estate transfer, gain or other similar Taxes to the Company or any of the Company Subsidiaries resulting from the transactions contemplated by this Agreement shall be borne by the Company. Parent shall not reimburse the Company, directly or indirectly, for any payment made by the Company pursuant to this Section 7.3(a). As used in this Agreement, "EXPENSES" includes all out-of-pocket fees and expenses (including all fees and expenses of accountants, investment bankers, counsel, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

            (b) Termination Fee Payable By Company. In the event that this Agreement (i) is terminated pursuant to Section 7.1(c)(ii), (ii) is terminated pursuant to Section 7.1(d)(ii), or (iii) is terminated pursuant to Section 7.1(b)(i), Section 7.1(b)(ii) or Section 7.1(c)(i) and at such time of termination Parent is not in breach in any material respect of any of its representations, warranties or covenants contained in this Agreement and (A) prior to such termination, any person publicly announces a Company Takeover Proposal which shall not have been withdrawn and (B) within 12 months of such termination the Company or any of the Company Subsidiaries enters into a definitive agreement with respect to, or consummates, any Company Takeover Proposal, then the Company shall (1) in the case of termination pursuant to clause (i) or (ii) of this Section 7.3(b), promptly, but in no event later than two Business Days after the date of such termination, or (2) in the case of termination pursuant to clause (iii) of this Section 7.3(b), upon the earlier to occur of the execution of such definitive agreement and such consummation, pay Parent a non-refundable fee equal to $350,000,000 (the "TERMINATION FEE"), payable by wire transfer of same day funds to an account designated in writing to the Company by Parent.

            (c) Termination Fees Payable By Parent. In the event that this Agreement is terminated pursuant to Section 7.1(d)(iii), then Parent shall, promptly, but in no event later than two Business Days after the date of such termination, pay the Company a non-refundable fee equal to the Termination Fee, payable by wire transfer of same day funds to an account designated in writing to Parent by the Company. In the event that this Agreement is terminated pursuant to Section 7.1(b)(i) and at the time of any such termination all of the conditions set forth in Article VI have been satisfied or waived except for (1) any of the conditions set forth in Sections 6.1(b) and 6.1(d), (2) any of the conditions set forth in Sections 6.1(e) or 6.2(d) if, at the time of such termination, such conditions are capable of being satisfied, and (3) such other conditions that are capable of being satisfied on the date of termination but, by their terms, cannot be satisfied until the Closing Date, then Parent shall promptly, but in no event later than two Business Days after the date of such termination, pay the Company a non-refundable fee equal to $350,000,000, payable by wire transfer of same day funds to an account designated in writing to Parent by the Company. In the event that this Agreement is terminated pursuant to
Section 7.1(b)(iv) and at the time of any such termination all of the conditions set forth in Article VI have been satisfied or waived except for (1) any of the conditions set forth in Sections 6.1(b) and 6.1(d), (2) any of the conditions set forth in Sections 6.1(e) or 6.2(d), if at the time of such termination, such conditions are capable of being satisfied, and (3) such other conditions that are capable of being satisfied on the date of termination but, by their terms, cannot be satisfied until the Closing Date, then the Parent shall promptly, but in no event later than two Business Days after the date of such termination, pay the Company a non-refundable fee equal to the product of
(x) $20,000,000 and (y) the quotient (rounded to the fourth decimal point) determined by dividing (1) the number of calendar days between the date hereof and the date of such termination by (2) 30, provided that the amount of such fee shall not be less than $150,000,000 or more than $350,000,000. The non-refundable fee referred to in the previous sentence shall be payable by wire transfer of same day funds to an account designated in writing to Parent by the Company.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

            Section 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time. This
Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

            Section 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed by telephone) or sent by a nationally recognized overnight courier service (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as is specified by like notice):

            if to the Company, to:

                  The May Department Stores Company
                  611 Olive Street
                  St. Louis, Missouri 63101
                  Telecopy No.: (314) 342-3040
                  Attention: Alan Charlson

            with a copy to:

                  Skadden, Arps, Slate, Meagher, & Flom LLP
                  Four Times Square
                  New York, New York 10036-6522
                  Telecopy No.: (212) 735-2000
                  Attention: J. Michael Schell, Esq.
                            Margaret L. Wolff, Esq.

                  if to Parent or Merger Sub, to:

                  Federated Departments Stores, Inc.
                  7 West Seventh Street

                  Cincinnati, Ohio  45202
                  Telecopy No.: (513) 579-7354
                  Attention: Dennis Broderick

            with a copy to:

                  Jones Day
                  North Point
                  901 Lakeside Avenue
                  Cleveland, Ohio 44114
                  Telecopy No.: (216) 579-0212
                  Attention: Lyle G. Ganske

            Section 8.3 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. The parties hereto have participated jointly in the negotiating and drafting of this Agreement and, in the event an ambiguity or question of intent arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. For purposes of this Agreement:

            (a) "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise;

            (b) "KNOWLEDGE" of any person that is not a natural person means the actual knowledge of such person's executive officers;

            (c) "LAW" means any foreign, federal, state or local law, statute, code, ordinance, regulation, legally binding rule or other legally enforceable obligation imposed by a court or other Governmental Entity;

            (d) "LEASES" means all leases of real property leased by the Company or any of its subsidiaries;

            (e) "LIENS" means all pledges, claims, liens, options, charges, mortgages, easements, restrictions, covenants, conditions of record, encroachments, encumbrances and security interests of any kind or nature whatsoever;

            (f) "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in connection with the Company or Parent (including references to the "Representing Party"), as the case may be, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition, or results of operations of such party and its subsidiaries taken as a whole, other than any changes, effects, events, occurrences or state of facts relating to (i) the economy or financial markets in general, (ii) the industry in which such party and its subsidiaries operate in general, (iii) negotiation and entry into this Agreement, the announcement of this Agreement or the undertaking and performance or observance of the obligations contemplated by this Agreement or necessary to consummate the transactions contemplated hereby (including adverse effects on results of operations attributable to the uncertainties associated with the period between the date hereof and the Closing Date), (iv) the effect of incurring and paying Expenses in connection with negotiating, entering into, performing and consummating the transactions contemplated by this Agreement, (v) changes in applicable Laws after the date hereof and (vi) changes in GAAP after the date hereof; provided, that with respect to clauses (i) and (ii) such changes, effects, events, occurrences or state of facts do not disproportionately affect such persons relative to the other participants in the industries in which such persons operate; provided, further, that, for the avoidance of doubt, compliance with (and the consequences thereof) the terms of this Agreement (including
Section 5.5) shall not be taken into account in determining whether a material adverse change or material adverse effect shall have occurred or shall be expected to occur for any and all purposes of this Agreement; and provided, further, that it is understood and agreed that the terms "material" and "materially" have correlative meanings;

            (g) "PERMITTED LIENS" means (i) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business relating to obligations that are not delinquent or that are being contested in good faith by the relevant party or any subsidiary of it and for which the relevant party or a subsidiary of it has established adequate reserves, (ii) Liens for Taxes that are not due and payable, that are being contested in good faith by appropriate proceedings or that may thereafter be paid without interest or penalty, (iii) Liens that are reflected as liabilities on the balance sheet of the relevant party and its consolidated subsidiaries as of October 30, 2004, contained in its SEC Documents or the existence of which is referred to in the notes to such balance sheet and (iv) Liens that, individually or in the aggregate, do not materially impair, and would not reasonably be expected materially to impair, the value or the continued use and operation of the assets to which they relate;

            (h) "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Entity or other entity (including its permitted successors and assigns); and

            (i) a "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interest of which) is owned directly or indirectly by such first person.

            Section 8.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments relating to the Merger referred to herein) and the Confidentiality Agreement, taken together with the Company Disclosure Letter and Parent Disclosure Letter, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.7, Section 5.14 and the applicable provisions of Schedule 5.14(d), are not intended to confer upon any person other than the parties any rights or remedies. Notwithstanding clause (b) of the immediately preceding sentence, following the Effective Time the provisions of Article II shall be enforceable by holders of Company Certificates.

            Section 8.6 Governing Law. This Agreement is to be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

            Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of this Section 8.7 will be void and of no effect. Subject to the preceding two sentences, this Agreement is binding upon, inures to the benefit of, and is enforceable by, the parties and their respective successors and assigns.

            Section 8.8  Consent to Jurisdiction; Waiver of Jury Trial.

            (a) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the state of Delaware or a Delaware state court.

            (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A

TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 8.8(b).

            Section 8.9 Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

            Section 8.10 Amendment. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval or the Parent Stockholder Approval; provided, however, that, after such approval, there is not to be made any amendment that by Law or stock exchange regulation requires further approval by the stockholders of the Company or the stockholders of Parent, as applicable, without further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

            Section 8.11 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.10, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

            Section 8.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                     (SIGNATURES ARE ON THE FOLLOWING PAGE.)

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                THE MAY DEPARTMENT STORES COMPANY

                                By: /s/ John L. Dunham
                                    -----------------------------------------
                                    Name:  John L. Dunham
                                    Title: President and Acting Chairman and
                                           Chief Executive Officer

                                FEDERATED DEPARTMENT STORES, INC.

                                By: /s/ Terry J. Lundgren
                                    -------------------------------------------
                                    Name:  Terry J. Lundgren
                                    Title: Chairman of the Board, President and
                                           Chief Executive Officer

                                MILAN ACQUISITION CORP.

                                By: /s/ Dennis J. Broderick
                                    ------------------------------------------
                                    Name:  Dennis J. Broderick
                                    Title: Senior Vice President and Secretary

                                    EXHIBIT A

                        FORM OF COMPANY AFFILIATE LETTER

                                                            _____________ , 200_

FEDERATED DEPARTMENT STORES, INC.
7 West Seventh Street
Cincinnati, Ohio 45202

Ladies and Gentlemen:

      ***Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 27, 2005 (the "MERGER AGREEMENT"), by and among THE MAY DEPARTMENT STORES COMPANY, a Delaware corporation (the "COMPANY"), MILAN ACQUISITION CORP., a Delaware corporation ("MERGER SUB"), and FEDERATED DEPARTMENT STORES, INC., a Delaware corporation ("PARENT"), the Company will merge with and into Merger Sub (the "MERGER"), with Merger Sub as the surviving corporation. As a result of the Merger, the undersigned may receive shares of common stock, par value $0.01 per share, of Parent ("PARENT COMMON STOCK") in exchange for shares owned by the undersigned of common stock, par value $0.50 per share, of the Company (the "COMPANY COMMON STOCK").

      The undersigned has been advised that the undersigned may be deemed an "AFFILIATE" of the Company, as such the term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("RULE 145") promulgated under the Securities Act of 1933 (the "SECURITIES ACT") by the Securities and Exchange Commission (the "SEC"). However, it is understood and agreed that the execution and delivery of this letter agreement by the undersigned shall not be deemed an admission that the undersigned is an "affiliate" of the Company or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter. If in fact the undersigned is an affiliate of the Company under the Securities Act, the undersigned's ability to sell, assign or transfer Parent Common Stock received by the undersigned in exchange for any shares of the Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent is under no obligation to register the sale, assignment, transfer or other disposition of Parent Common Stock to be received by the undersigned in the Merger or to take any other action necessary in order to make compliance with an exemption from such registration available.

      The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign, transfer or otherwise dispose of any Parent Common Stock received by the undersigned in exchange for shares of the Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated under the Securities Act or
(iii) in a transaction which, in the opinion of counsel, or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

      In the event of a sale or other disposition by the undersigned of the shares of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto or the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any shares of Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, the transfer agent shall effectuate the transfer of such shares indicated as sold, transferred or otherwise disposed of in such letter.

      The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the sale, assignment, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.

                                Very truly yours,

                                ________________________________
                                [Name]

Agreed to and accepted

FEDERATED DEPARTMENT STORES, INC.

By: ___________________________________
    Name:
    Title:

                                     Annex I

                                                            _____________ , 200_

FEDERATED DEPARTMENT STORES, INC.
7 West Seventh Street
Cincinnati, Ohio 45202

Ladies and Gentlemen:

On ____________, the undersigned sold ___________ shares of common stock ("Common Stock") of FEDERATED DEPARTMENT STORES, INC., a Delaware corporation (the "Company"), received by it in connection with the merger of THE MAY DEPARTMENT STORES COMPANY, a Delaware corporation, and MILAN ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of the Company.

      The undersigned represents that the Common Stock has been sold in conformity with Rule 145 and the undersigned has complied with its covenants in the affiliate letter between the Company and the undersigned dated ___________, 200_. Based upon the most recent report or statement filed by the Company with the Securities and Exchange Commission, the shares of Common Stock sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933 (the "Act").

      The undersigned hereby represents that the above-described shares of Common Stock were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as the term is defined in Section (3)(a)(38) of the Securities Exchange Act of 1934. The undersigned further represents that it has not solicited or arranged for the solicitation of orders to buy the above-described shares of Common Stock, and that the undersigned has not made any payment in connection with the offer or sale of such shares to any person other than to the broker who executed the order in respect of such sale.

                                Very truly yours,

                                ________________________________
                                [Name]

                                       A-1